UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. ____)

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12

Endologix, Inc.
Name of Registrant as Specified In Its Charter

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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ENDOLOGIX, INC.
11 Studebaker
Irvine, California 92618

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 24, 2012
_________________________

To the Stockholders of Endologix, Inc.:

     You are cordially invited to attend the 2012 Annual Meeting of Stockholders of Endologix, Inc. The annual meeting will be held on Thursday, May 24, 2012, at 8:00 a.m., Pacific time, at our offices at 11 Studebaker, Irvine, California 92618 for the following purposes, as more fully described in the accompanying proxy statement:

     1. To elect two individuals to serve as Class II members of our board of directors for a term of three years, expiring upon the 2015 annual meeting of stockholders, and until their successors are duly elected and qualified;

     2. To approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in the accompanying proxy statement;

     3. To approve amendments to our 2006 Stock Incentive Plan which (a) increase the number of shares of common stock reserved for issuance under the plan by an additional 1,000,000 shares, (b) change the number of shares under the plan that may be granted as incentive stock options to 8,514,478 and (c) change the number of shares under the plan that may be granted as restricted stock to 1,250,000; and

     4. To transact such other business as may properly come before the annual meeting or any adjournment(s) or postponement(s) thereof.

     Only stockholders of record at the close of business on April 5, 2012 are entitled to vote at the annual meeting or any adjournment or postponement thereof.

     You are cordially invited to attend the annual meeting in person. However, to assure your representation at the annual meeting, you are urged to mark, sign, date and return the enclosed proxy card promptly in the postage-paid envelope enclosed for that purpose. Any stockholder attending the annual meeting may vote in person even if he or she previously returned a proxy card. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the annual meeting, you must obtain a proxy issued in your name from that record holder.

Sincerely,

John McDermott President and Chief Executive Officer

Irvine, California
April 19, 2012

_____________________________________________

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDER MEETING TO BE HELD ON MAY 24, 2012.

The proxy statement and our annual report on Form 10-K for the fiscal year ended December 31, 2011 are available at https://materials.proxyvote.com/ 29266S.

Your vote is important. To vote your shares by proxy you may do any of the following:

  Vote at the Internet site address listed on your proxy card;

  Call the toll-free number listed on your proxy card; or

  Sign, date and return in the envelope provided the enclosed proxy card.

If you choose the third option, please do so promptly to ensure your proxy arrives in sufficient time.

_________________

PROXY STATEMENT
_________________

INFORMATION CONCERNING SOLICITATION AND VOTING

     The enclosed proxy is solicited on behalf of our board of directors for use at the 2012 annual meeting of stockholders to be held on May 24, 2012 at 8:00 a.m., Pacific time, at our offices at 11 Studebaker, Irvine, California 92618, at which time stockholders of record as of April 5, 2012 will be entitled to vote. On April 5, 2012, we had 57,741,487 shares of common stock outstanding.

     We intend to mail this proxy statement, the accompanying proxy card and our Annual Report on Form 10-K for the fiscal year ending December 31, 2011 on or about April 24, 2012 to all stockholders entitled to vote at the annual meeting. These materials and directions to attend the annual meeting, where you may vote in person, are available on the Internet at https://materials.proxyvote.com/29266S. Our principal executive offices are located at 11 Studebaker, Irvine, California 92618.

QUESTIONS AND ANSWERS

Who may vote at the annual meeting?

     Only stockholders of record as of the close of business on April 5, 2012 are entitled to vote at the annual meeting. As of the record date, there were 57,741,487 shares of our common stock outstanding and entitled to vote, held by 240 holders of record.

What is the difference between a stockholder of record and a beneficial owner of shares held in “street name”?

Stockholder of Record

     If, on the record date, your shares were registered directly in your name with our transfer agent, American Stock Transfer and Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the annual meeting or you may vote by proxy. Whether or not you plan to attend the annual meeting, we urge you to vote your shares. If you received a proxy card by mail, you may submit your proxy card by completing, signing, dating and mailing your proxy card in the envelope provided.

Beneficial Owner of Shares Held in Street Name

     If, on the record date, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

How many votes do I have?

     You have one vote for each share of our common stock you own as of the close of business on the record date.

What matters will be voted on at the annual meeting?

     Our stockholders will vote on at least three matters at the annual meeting:

  Proposal No. 1-Election to our board of directors of the two Class II nominees named in this proxy statement for a term of three years, expiring upon the 2015 annual meeting of stockholders, and until their respective successors are duly elected and qualified.
  Proposal No. 2-Approval, on a non-binding, advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement.
  Proposal No. 3-Approval of amendments to our 2006 Stock Incentive Plan to (i) increase the number of shares of common stock reserved for issuance under the plan by an additional 1,000,000 shares, (ii) change the number of shares under the plan that may be granted as incentive stock options to 8,514,478, and (iii) change the number of shares under the plan that may be granted as restricted stock to 1,250,000.

     You may also vote on such other matters as may properly come before the annual meeting or any postponement(s) or adjournment(s) thereof.

How do I vote?

     You may vote on the matters presented at the annual meeting as follows:

  Proposal No. 1-You may either vote “For” the Class II nominees named in this proxy statement or you may “Withhold” your vote for such nominees.
  Proposal No. 2-You may vote “For” or “Against” the compensation of our named executive officers as disclosed in this proxy statement, or you may abstain from voting.
  Proposal No. 3-You may vote “For” or “Against” the amendments to our 2006 Stock Incentive Plan, or you may abstain from voting.

     Stockholder of Record

     If you are a stockholder of record, you may vote in person at the annual meeting or you may vote by proxy using the proxy card. Whether or not you plan to attend the annual meeting in person, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

  To vote in person, come to the annual meeting and we will give you a ballot when you arrive.
  To vote by proxy card, if you are a stockholder of record, you may submit your proxy by mail by completing, signing and dating your proxy card or, for shares held beneficially in street name, by following the voting instructions included by your broker or nominee, and mailing the proxy card promptly in the enclosed envelope. If you provide specific voting instructions to us before the annual meeting, your shares will be voted as you have instructed.

     Beneficial Owner of Shares Held in “Street Name”

     If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a notice or voting instructions from that organization rather than from us. Please follow the instructions in the notice or voting instructions to ensure that your vote is counted. The broker, bank or other agent holding your shares may allow you to deliver your voting instructions by telephone or over the Internet. If your notice or voting instructions do not include telephone or Internet instructions, please complete and return your notice or voting instructions promptly by mail. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

What happens if I do not give specific voting instructions?

     Stockholder of Record.

     If you are a stockholder of record and you:

  indicate when voting on the Internet that you wish to vote as recommended by the board of directors; or
  sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the board of directors on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the annual meeting.

     Beneficial Owner of Shares Held in “Street Name.”

     Generally, if you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you are entitled to give voting instructions to the organization holding the shares. If you do not provide voting instructions, your broker, bank or other agent may still vote the shares with respect to matters that are considered to be “routine,” but not with respect to matters that are considered to be “non-routine.” If the organization that holds your shares does not receive instructions from you on how to vote your shares on a “non-routine” matter, the organization that holds your shares will inform the inspector of elections that it does not have the authority to vote on such matter with respect to your shares. This is generally referred to as a “broker non-vote.”

What proposals are considered “routine” or “non-routine”?

     The election of directors (Proposal No. 1), the advisory vote on executive compensation (Proposal No. 2) and the approval of amendments to the 2006 Stock Incentive Plan (Proposal No. 3) are matters considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore broker non-votes may exist in connection with Proposal Nos. 1, 2 and 3.

How do you treat broker non-votes?

     Broker non-votes will not be treated as shares present and entitled to vote for purposes of any matter requiring the affirmative vote of a majority or other proportion of the shares present and entitled to vote (even though the same shares may be considered present for quorum purposes and may be entitled to vote on other matters). Thus, a broker non-vote will not affect the outcome of the voting on a proposal the passage of which requires the affirmative vote of a plurality (or a majority or some other percentage) of (i) the votes cast or (ii) the votes present or represented by proxy and entitled to vote on that proposal at the annual meeting. Broker non-votes will have the same effect as a vote against a proposal the passage of which requires an affirmative vote of the holders of a majority (or some other percentage) of the outstanding shares entitled to vote on such proposal.

What happens if I abstain?

     When an eligible voter attends the annual meeting but decides not to vote, his, her or its decision not to vote is called an “abstention.” Properly executed proxy cards that are marked “abstain” or “withhold” on any proposal will be treated as abstentions for that proposal. We will treat abstentions as follows:

  abstention shares will be treated as not voting for purposes of determining the outcome on any proposal for which the minimum vote required for approval of the proposal is a plurality (or a majority or some other percentage) of the votes actually cast, and thus will have no effect on the outcome; and
  abstention shares will have the same effect as votes against a proposal if the minimum vote required for approval of the proposal is a majority (or some other percentage) of (i) the shares present and entitled to vote, or (ii) all shares outstanding and entitled to vote.

What is the voting requirement to approve each of the proposals?

  Proposal No. 1. For the election of directors, the nominees for Class II director who receive the most “FOR” votes (among votes properly cast in person or represented by proxy) will be elected directors. If you are present at the annual meeting but do not vote for a particular nominee, or if you have given a proxy and properly withheld authority to vote for a nominee, the shares withheld or not voted will not be counted as votes cast on such matter, although they will be counted for purposes of determining whether there was a quorum. Broker non-votes will not be taken into account in determining the election of directors.
  Proposal No. 2. The approval of Proposal No. 2, regarding the compensation of our named executive officers, requires the affirmative vote of a majority of the outstanding shares of our common stock present in person or represented by proxy at the annual meeting and entitled to vote on the proposal. Abstentions will have the same effect as votes against this proposal. Broker non-votes will have no effect on this proposal.
  Proposal No. 3. The approval of Proposal No. 3, regarding amendments to our 2006 Stock Incentive Plan, requires the affirmative vote of a majority of the outstanding shares of our common stock present in person or represented by proxy at the annual meeting and entitled to vote on the proposal. Abstentions will have the same effect as votes against this proposal. Broker non-votes will have no effect on this proposal.

What are the board’s voting recommendations?

     Our board of directors recommends that you vote your shares:

  Proposal No. 1- “For” each of the Class II nominees to the board of directors.
  Proposal No. 2- “For” approval of the compensation of our named executive officers as disclosed in this proxy statement.
  Proposal No. 3- “For” approval of the amendments to our 2006 Stock Incentive Plan described in this proxy statement.

How are votes counted?

     Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Withheld” votes with respect to Proposal No. 1, “For” and “Against” votes with respect to Proposal No. 2, “For” and “Against” votes with respect to Proposal No. 3, and abstentions and broker non-votes. Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the annual meeting. All shares represented by valid proxies received prior to the annual meeting will be voted and, where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the stockholder’s instructions.

What is the quorum requirement for the annual meeting?

     The holders of at least a majority of the shares entitled to vote at the annual meeting must be present at the annual meeting in person or represented by proxy in order to transact business. This is called a quorum. Your shares will be counted for purposes of determining if there is a quorum, if you:

  Are present and vote in person at the annual meeting; or
  Have voted on the Internet, by telephone, or by properly submitting a proxy card by mail.

     Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum. Broker non-votes, however, are not counted as shares present and entitled to be voted with respect to a matter on which the broker has expressly not voted. If there is no quorum, the chairman of the meeting or holders of a majority of shares present at the meeting in person or represented by proxy will adjourn the meeting to a later date.

How can I attend the annual meeting in person?

     You must present a form of government-issued personal photo identification in order to be admitted to the annual meeting. If your shares are held in “street name,” you also will need proof of ownership to be admitted to the annual meeting. A recent brokerage statement or a letter from your nominee are examples of acceptable proof of ownership. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the annual meeting.

Can I change my vote after submitting my proxy?

     Yes. Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted at the annual meeting. If you are the stockholder of record, you may revoke your proxy in any one of three ways:

  You may submit another properly completed proxy card with a later date.
  You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at 11 Studebaker, Irvine, California 92618.
  You may attend the annual meeting and vote in person. However, attending the annual meeting will not, by itself, revoke your proxy.

     If your shares are held in “street name,” you should follow the instructions provided by your broker, bank or other agent, including, if permitted by such organization, submitting another proxy by telephone or Internet after you have already provided an earlier proxy.

Who is paying for the cost of this proxy solicitation?

     We will bear the entire cost of this proxy solicitation, including costs of preparing, assembling, printing and mailing this proxy statement, the proxy card and any additional material furnished to our stockholders. Copies of the proxy materials will be furnished to brokerage houses, banks or other agents holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. We may, if deemed necessary or advisable, retain a proxy solicitation firm to deliver solicitation materials to beneficial owners and to assist us in collecting proxies from such individuals. We may reimburse persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, electronic mail or personal solicitation by our directors, officers or other regular employees. No additional compensation will be paid to directors, officers or other regular employees for such services.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

     We have adopted a procedure called “householding,” which the Securities and Exchange Commission, or SEC, has approved. Under this procedure, we are delivering a single copy of these proxy materials to multiple stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will promptly deliver a separate copy of these proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy of these proxy materials, stockholders may write or call us at the following address and telephone number:

Endologix, Inc.
11 Studebaker
Irvine, California 92618
(949) 595-7200

     Stockholders who hold shares in “street name” may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth certain information known to us regarding the ownership of our common stock as of April 5, 2012 by: (i) each stockholder known to us to be a beneficial owner of more than 5% of our common stock; (ii) each director and nominee for director; (iii) each named executive officer; and (iv) all current directors and officers as a group.

Name and Address (1)	Number of Shares Beneficially Owned (2)	Percentage of Outstanding Shares (3)
5% Beneficial Owners
The TCW Group, Inc.(4)	4,623,436	8.0%
Essex Woodlands Health
Ventures Fund VII, L.P.(5)	4,204,128	7.3%
Directors, Nominee and
Named Executive Officers
Franklin D. Brown(6)	135,700	*
Roderick de Greef(7)	80,000	*
Daniel Lemaitre(8)	65,000	*
Gregory D. Waller(9)	80,000	*
Thomas C. Wilder, III(10)	32,500	*
Guido J. Neels(11)	29,555	*
John McDermott(12)	987,432	1.7%
Robert J. Krist(13)	546,669	*
Todd Abraham(14)	77,890	*
Stefan G. Schreck, Ph.D.(15)	424,816	*
Robert D. Mitchell	736,580	1.3%
All directors and officers
as a group (11 persons)(16)	3,196,142	5.4%

*	Represents beneficial ownership of less than 1%
(1)	Unless otherwise indicated, the business address of each holder is: c/o Endologix, Inc., 11 Studebaker, Irvine, CA 92618.
(2)	The number of shares of common stock beneficially owned includes any shares issuable pursuant to stock options that are currently exercisable or may be exercised within 60 days after April 5, 2012. Shares issuable pursuant to such options are deemed outstanding for computing the ownership percentage of the person holding such options but are not deemed to be outstanding for computing the ownership percentage of any other person.
(3)	Applicable percentages are based on 57,741,487 shares outstanding on April 5, 2012, plus the number of shares such stockholder can acquire within 60 days after April 5, 2012.
(4)	Based on information contained in a Schedule 13G filed with the Securities and Exchange Commission on February 9, 2012. The TCW Group, Inc., a Nevada corporation (“TCW”), filed the Schedule 13G on behalf of itself and its direct and indirect subsidiaries, which collectively constitute The TCW Group, Inc. business unit (the “TCW Business Unit”). TCW has shared voting power over 3,562,843 shares and shared dispositive power over 4,623,436 shares. As of July 6, 2001, the ultimate parent company of TCW is Societe Generale, S.A., a corporation formed under the laws of France (“SG”). SG may be deemed ultimately to control TCW and the TCW Business Unit. SG disclaims beneficial ownership of shares beneficially owned by the TCW Business Unit. The TCW Business Unit disclaims beneficial ownership of shares beneficially owned by SG and any of SG’s other business units. The address of The TCW Group, Inc. is 865 South Figueroa Street, Los Angeles, California 90017.
(5)	Based on information contained in a Form 4 filed with the Securities and Exchange Commission on February 29, 2012 and a Schedule 13G filed with the Securities and Exchange Commission on December 29, 2011. Essex Woodlands Health Ventures VII, L.P., a Delaware limited partnership, is the general partner of Essex Woodlands Health Ventures Fund VII, L.P. (the “Partnership”). Essex Woodlands Health Ventures VII, L.L.C., a Delaware limited liability company, is the general partner of the Partnership (the “General Partner”). James L. Currie, Martin P. Sutter, Immanuel Thangaraj, Petri Vainio, Mark Pacala and Jeff Himawan are the managers of the General Partner (each, a “Manager” and collectively, the “Managers”). The Partnership is deemed to have sole voting and dispositive power with respect to the shares held by Essex Woodlands Health Ventures Fund VII, L.P. The Managers are deemed to have shared voting and dispositive power with respect to the shares held by Essex Woodlands Health Ventures Fund VII, L.P. by unanimous consent and through the Partnership. Each Manager disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The address of Essex Woodlands Health Ventures Fund VII, L.P. is 21 Waterway Avenue, Suite 225, The Woodlands, Texas 77380.
(6)	Includes 121,000 shares subject to options exercisable within 60 days after April 5, 2012 and 14,700 shares held in a family trust.
(7)	Consists of shares subject to options exercisable within 60 days after April 5, 2012.
(8)	Consists of shares subject to options exercisable within 60 days after April 5, 2012.
(9)	Consists of shares subject to options exercisable within 60 days after April 5, 2012.
(10)	Consists of shares subject to options exercisable within 60 days after April 5, 2012.
(11)	Includes 12,500 shares subject to options exercisable within 60 days after April 5, 2012.
(12)	Includes 571,657 shares subject to options exercisable within 60 days after April 5, 2012.
(13)	Includes 269,363 shares subject to options exercisable within 60 days after April 5, 2012.
(14)	Includes 51,373 shares subject to options exercisable within 60 days after April 5, 2012.
(15)	Includes 282,025 shares subject to options exercisable within 60 days after April 5, 2012.
(16)	Includes 1,565,418 shares subject to options exercisable within 60 days after April 5, 2012.

PROPOSAL ONE

ELECTION OF DIRECTORS

     The board of directors currently consists of eight authorized directors divided into three classes, with Class I currently having one director, Class II currently having three directors and Class III currently having three directors. Each class of directors is elected for three-year terms on a staggered term basis, so that each year the term of office of one class will expire and the terms of office of the other classes will continue for periods of one and two years, respectively. The nominees for election at the annual meeting will serve as Class II directors, with their terms expiring at the annual meeting of stockholders to be held in 2015. Each director is elected to serve until the expiration of his term and until his successor is duly elected and qualified.

     The nominees for election as Class II directors at the annual meeting are John McDermott and Guido J. Neels, each of whom currently serves as a director. On March 22, 2012, Franklin D. Brown, who currently serves as a Class II director and as Chairman of the Board, notified the board of directors that he will retire from our company, effective as of the date of the annual meeting. Mr. Brown will continue to serve on the board of directors until the annual meeting. Mr. McDermott has served as a director since 2008 and Mr. Neels has served as a director since 2010. Messrs. McDermott and Neels have each indicated a willingness to continue to serve on the board of directors if elected. However, in the event any nominee is unable to or declines to serve as a director at the time of the annual meeting, the proxies will be voted for an additional nominee who shall be designated by the current board of directors to fill the vacancy. Unless otherwise instructed, the proxy holders intend to vote all proxies received by them in favor of the nominees listed above.

Vote Required and Recommendation of the Board of Directors

     The candidates receiving the highest number of affirmative votes among votes properly cast in person or represented by proxy at the annual meeting will be elected as directors. Proxies cannot be voted for a greater number of persons than the number of nominees named.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES NAMED ABOVE.

Information With Respect to Nominees And Directors

     Set forth below for each nominee for election as a director and for each of our other directors is information regarding his age, position(s) with us, the period he has served as a director, any family relationship with any of our other directors or executive officers, and the directorships currently held by him or held by him at any time during the past five years, in corporations whose shares are publicly traded. With respect to each nominee and director, we have also provided in their biographical information below the experience and qualifications that led to the conclusion that they should serve as a director in light of our business and structure.

Class II

(Directors nominated for office with a term expiring in 2015)

     John McDermott, 51, joined us in May 2008 as President and Chief Executive Officer. Mr. McDermott has over 20 years of executive management, sales, marketing, and finance experience in the vascular device industry. From 2002 to 2007 he served as President of Bard Peripheral Vascular, a division of C.R. Bard, Inc. Mr. McDermott previously served as President of Global Sales for C.R. Bard’s vascular surgery and endovascular businesses with responsibilities for managing a worldwide direct sales force with more than 200 representatives. Prior to that, he served for four years as President of C.R. Bard’s division IMPRA, Inc., where he was responsible for global operations, including sales, marketing, research and development, manufacturing, and finance. From 1990 to 1996, Mr. McDermott served as Chief Financial Officer and later Vice President and Chief Operating Officer of IMPRA, Inc., prior to its acquisition by C.R. Bard. He is an active leader within the vascular community and is currently on the board of directors of the International Society of Endovascular Specialists.

     As reflected in the biographical information summarized above, Mr. McDermott is our President and Chief Executive Officer, and therefore is valuable as a bridge between management and the board, ensuring that both groups act with a common purpose. In addition, Mr. McDermott has extensive business, managerial, executive and leadership experience in the medical device industry generally.

     Guido J. Neels, 63, has served on our board of directors since December 2010. Mr. Neels has been a Managing Director at Essex Woodlands Health Ventures, Inc., or Essex Woodlands, a venture capital firm, since 2006. Prior to joining Essex Woodlands, Mr. Neels served in a variety of management positions at Guidant Corporation, a developer of cardiovascular medical products. From July 2004 until retiring in November 2005, Mr. Neels served as Guidant’s Chief Operating Officer, where he was responsible for the global operations of Guidant’s four operating units: Cardiac Rhythm Management, Vascular Intervention, Cardiac Surgery, and Endovascular Solutions. From December 2002 to July 2004, Mr. Neels served as Guidant’s Group Chairman, Office of the President, responsible for worldwide sales operations, corporate communications, corporate marketing, investor relations and government relations. In January 2000, Mr. Neels was named Guidant’s President, Europe, Middle East, Africa and Canada. In addition, Mr. Neels served as Guidant’s Vice President, Global Marketing, Vascular Intervention, from 1996 to 2000 and as Guidant’s General Manager, Germany and Central Europe, from 1994 to 1996. Mr. Neels has a business engineering degree from the University of Leuven in Belgium and an M.B.A. from the Stanford University Graduate School of Business. Mr. Neels served on the boards of directors of Biopure Corporation, a publicly-traded medical device company, from 2005 to 2009, Lemaitre Vascular, Inc., a publicly-traded medical device company, from 2006 to 2008, and Nellix, Inc., a privately-held medical device company, from 2006 until its acquisition by us in December 2010. Mr. Neels currently serves on the boards of directors of 480 Medical, Inc., ROX Medical, Inc., Entellus Medical, Inc., Oraya Therapeutics, Inc., Arsenal Medical, Inc., EndGenitor Technologies, Inc., and White Pine Medical, Inc., all privately-held medical device companies. Mr. Neels was appointed to our board of directors pursuant to a board designation right granted to Essex Woodlands Health Ventures Fund VII, L.P., or Essex Woodlands Fund VII, a stockholder of our company and an affiliate of Essex Woodlands, under a securities purchase agreement, dated as of October 27, 2010, as amended December 9, 2010, between us and Essex Woodlands Fund VII.

     As reflected in the biographical information summarized above, Mr. Neels has extensive business, managerial, executive and leadership experience in the medical device industry, having served in various senior management positions, including as chief operating officer of a publicly-traded medical device company. In addition, Mr. Neels serves or has served on the boards of directors of several publicly-traded and privately-held medical device companies, including serving on the board of directors of Nellix, which we acquired in December 2010.

Class III

(Directors continuing in office with a term expiring in 2013)

     Roderick de Greef, 51, has served on our board of directors since November 2003. Mr. de Greef is the principal of Taveyanne Capital Advisors, Inc., a corporate firm providing finance consulting services. Since November 2008, Mr. de Greef has been Chairman of the board of directors of Cambridge Heart, Inc., a publicly-traded company that develops and commercializes non-invasive diagnostic tests for cardiac disease, where he was previously the Chief Financial Officer from October 2005 to July 2007. Prior to that, Mr. de Greef served as the Executive Vice President, Chief Financial Officer and Secretary of Cardiac Science, Inc. from March 2001 to September 2005. From 1995 to 2001, Mr. de Greef provided corporate finance advisory services to a number of early stage companies including Cardiac Science, Inc., where he was instrumental in securing equity capital beginning in 1997, and advising on merger and acquisition activity. Mr. de Greef has a B.A. in Economics and International Relations from California State University, San Francisco and an M.B.A. from the University of Oregon. Mr. de Greef also serves on the boards of directors of BioLife Solutions, Inc. a publicly held life science company, and Genesis Biosciences, a privately held company.

     As reflected in the biographical information summarized above, Mr. de Greef has extensive business, managerial, executive and leadership experience in the medical device industry, having served in various senior management positions, including as chief financial officer of a publicly reporting medical device company. In addition, Mr. de Greef has served on numerous other boards of directors of publicly reporting companies, including as Chairman of the Board. Mr. de Greef also has extensive financial and accounting experience and is an “audit committee financial expert” as such term is defined under applicable rules of the SEC.

     Gregory D. Waller, 62, has served on our board of directors since November 2003. Mr. Waller also serves on the board of Sunshine Heart Corporation, a publicly traded company, as Audit Committee Chairman and is currently the Chief Financial Officer of Ulthera Corporation, a privately held company that sells an ultrasound device used for non-invasive brow lifts. From March 2006 until April 2011, Mr. Waller was Chief Financial Officer of Universal Building Products, a manufacturer of concrete construction accessories. Previous to that, Mr. Waller has been in retirement except for board directorships. Mr. Waller served as Vice President-Finance, Chief Financial Officer and Treasurer of Sybron Dental Specialties, Inc., a

manufacturer and marketer of consumable dental products, from August 1993 until his retirement in May 2005 and was formerly the Vice President and Treasurer of Kerr, Ormco Corporation, and Metrex. Mr. Waller joined Ormco Corporation in December 1980 as Vice President and Controller and served as Vice President of Kerr European Operations from July 1989 to August 1993. Mr. Waller has an M.B.A. with a concentration in Accounting from California State University, Fullerton. Mr. Waller also served on the board of directors and audit committee of Cardiogenesis Corporation, a publicly-traded company until its acquisition by Cryolife in 2011. Mr. Waller also served on the boards of directors of Alsius Corporation, a publicly-traded company, from June 2007 to September 2009 until its acquisition by Zoll, Biolase Technology, Inc., a publicly-traded company, from October 2009 to August 2010, Clarient, Inc., a publicly-traded company which was acquired by General Electric Company on December 22, 2010, and SenoRx, Inc., a publicly-traded company which was acquired by C.R. Bard, Inc. on July 6, 2010.

     As reflected in the biographical information summarized above, Mr. Waller has extensive senior management experience in the medical device industry and is an “audit committee financial expert” as such term is defined under applicable SEC rules. Mr. Waller has served on numerous other boards of directors of publicly reporting companies, including as chairman of the audit committees of many of those healthcare companies.

     Thomas C. Wilder, III, 48, has served on our board of directors since May 2010. He currently serves as the President and Chief Executive Officer of Sequent Medical, Inc., a privately-held medical device company focused on developing innovative devices for the treatment of neurovascular disease, since February 2010. Concurrently, he also serves on the board of Benvenue Medical, a privately-held medical device company focused on the design, manufacture, and marketing of cutting edge products for the rapidly growing minimally invasive spinal surgery market. From May 2009 to February 2010, Mr. Wilder consulted with several medical device companies. From April 2006 to April 2009, Mr. Wilder served as the President and Chief Executive Officer of Photothera, Inc. From 2002 through January 2006, Mr. Wilder served at Micro Therapeutics, Inc. as President and Chief Executive Officer. Following the merger of Micro Therapeutics, Inc. into ev3 Inc. in January 2006, Mr. Wilder served as President, ev3 Neurovascular until April 2006. From 1991 to 2002, Mr. Wilder served in various roles for Medtronic, Inc. Mr. Wilder has a B.A. in Economics from Stanford University and an M.B.A. from Northwestern University’s J.L. Kellogg Graduate School of Management.

     As reflected in the biographical information summarized above, Mr. Wilder has decades of experience in the medical device industry, including many senior management and leadership positions with numerous companies. In addition, Mr. Wilder has extensive financial expertise and operational experience with growth companies.

Class I

(Director continuing in office with a term expiring in 2014)

     Daniel Lemaitre, 58, has served on our board of directors since December 2009. Mr. Lemaitre most recently served as the President and Chief Executive Officer of CoreValve, a privately-held company focused on percutaneous aortic valve replacement, from April 2008 until its acquisition by Medtronic, Inc., a publicly-traded medical device company, in April 2009. From 2005 until March 2008, Mr. Lemaitre was a Senior Vice President at Medtronic, where he led the company’s strategic planning and corporate development. Prior to joining Medtronic, Mr. Lemaitre spent 28 years in the medical device field as an investment analyst. This included 18 years with SG Cowen, where he was a managing director and led the healthcare research team, and six years with Merrill Lynch. Mr. Lemaitre holds a B.A. in Economics from Bethany College and an M.B.A. from Bowling Green State University. Mr. Lemaitre also serves on the board of directors of Globus Medical, Inc., a privately-held manufacturer of spinal implants.

     As reflected in the biographical information summarized above, Mr. Lemaitre has extensive business, managerial, executive and leadership experience in the medical device industry, having served in various senior management positions, including as chief executive officer of a medical device company, and as senior vice president of one of the world’s leading medical technology companies. In addition, Mr. Lemaitre’s substantial experience as an investment analyst in the medical device field is a great asset to our company. Mr. Lemaitre has extensive financial and accounting experience and is an “audit committee financial expert” as such term is defined under applicable rules of the SEC.

Executive Officers

     Our executive officers, other than Mr. McDermott whose biography is set forth above, are as follows:

     Todd Abraham, 48, joined us in July 2010 as Vice President, Operations. Prior to joining us, Mr. Abraham held several management positions at Edwards Lifesciences Corporation, a publicly-traded medical device company, including Vice President, Glucose Monitoring, Vice President, Global Supply Chain & Logistics, and Vice President, Manufacturing. Prior to joining Edwards Lifesciences, Mr. Abraham served as Vice President and General Manager of Sterilis, Inc., a privately-held medical device company. Prior to that, Mr. Abraham spent 14 years at Cordis, a Johnson & Johnson Company, holding several positions of increasing responsibility in operations and product development. Mr. Abraham holds a B.A. in Economics from Duke University and completed graduate work in Engineering Management at the University of South Florida.

     Joseph A. DeJohn, 51, joined us in July 2008 as Vice President of Sales. He has more than 20 years of sales management experience in the medical device industry, including serving 17 years at C.R. Bard. During his tenure at C.R. Bard, he held sales management positions with increasing responsibilities, serving the last six years as Vice President of Sales of the Peripheral Vascular Division. In this position, he was responsible for managing a 200-person sales organization and played a leadership role in strategic planning, budgeting, recruitment, professional development, national accounts, and customer service. Prior to that, Mr. DeJohn was Director of Sales of C.R. Bard’s Peripheral Technologies Division. Before joining C.R. Bard, Mr. DeJohn served five years with Bausch & Lomb Corporation in various sales management positions. Mr. DeJohn holds a B.S. in Education from Bowling Green State University.

     Janet Fauls, 49, joined us in November 2005 as Director of Regulatory Affairs and Quality Assurance. Assuming increasing responsibilities through the present time, she is currently our Vice President, Regulatory and Clinical Affairs. Ms. Fauls has more than 20 years of experience in the medical device and biopharmaceutical industries. From 1987 to 1997, Ms. Fauls held increasingly responsible positions in Quality and Regulatory Affairs for Allergan, Inc. and Alliance Pharmaceuticals. From 1997 to 2001, Ms. Fauls served in a Regulatory Affairs management capacity at Edwards Lifesciences with primary responsibility for surgical heart valve repair and replacement products and related disposable products. From 2001 to November 2005, Ms. Fauls served as Vice President, Regulatory, Quality and Clinical Affairs for Cardiogenesis Corporation, a medical device company specializing in laser-based cardiovascular therapies. Ms. Fauls holds a B.S. in Chemistry from the University of California, Santa Barbara.

     Leo M. Greenstein, 36, joined us in May 2011 as our Vice President of Finance & Corporate Controller. He has more than 13 years of finance and accounting experience. Prior to joining us, he served as Senior Director of Finance and SEC Reporting of Clarient, Inc., a molecular diagnostics company for cancer therapeutics. In that role, he was responsible for all aspects of Clarient’s SEC and NASDAQ compliance, technical accounting, tax compliance, select legal and business operations, and oversight of risk management. He also assisted in the raising of capital through both debt and equity, and completing certain acquisitions and divestitures. Before joining Clarient, he was the Assistant Controller of its majority shareholder, Safeguard Scientifics, Inc., a publicly-registered venture capital firm located in the Philadelphia area that provides growth capital and management support to life science and technology companies. Mr. Greenstein received his B.A. in Accounting from Arcadia University in Glenside, Pennsylvania in 1999, where he also served as an Adjunct Professor of Accounting in 2008 and 2009. He began his career in Philadelphia, spending eight years in public accounting, reaching the level of Audit Manager with PricewaterhouseCoopers LLP. While working in public accounting, he received a law degree from Temple University’s Beasley School of Law. Mr. Greenstein is a Certified Public Accountant, with an active license in California, and has successfully completed the California Bar Examination.

     Robert J. Krist, 63, joined us in August 2004 and serves as our Chief Financial Officer and Secretary. Mr. Krist served as Chief Financial Officer of CardioNet, Inc. from March 2003 until May 2004. Mr. Krist previously served for three years as Chief Financial Officer of Irvine-based Datum, Inc., a technology manufacturer. Prior to that, Mr. Krist served for three years as Chief Financial Officer and Vice President, Field Operations, of Bridge Medical, Inc., a start-up pharmacy information systems company. Mr. Krist also held various management positions during his six years at McGaw, Inc., including Chief Financial Officer and President of the Central Admixture Pharmacy Services Division. Mr. Krist holds a B.S. in Physics from Villanova University and an M.B.A. from the University of Southern California.

     Ruth Lyons, 56, joined us in August 2011 as Vice President of Global Marketing. Previously, Ms. Lyons spent ten years in leadership positions in marketing, portfolio planning and business development at St. Jude Medical’s Cardiac Rhythnin Management Division. Most recently Ms. Lyons held the position of VP Marketing, Emerging Technologies where she had primary responsibilities for all product planning and marketing of new technologies and future growth drivers. Prior to St. Jude Medical, Ms. Lyons held senior marketing positions at Johnson & Johnson’s Cordis Cardiology, Biosense Webster and DePuy Orthopaedics divisions as well as ten years in sales and marketing at Baxter Healthcare. Ms. Lyons has an M.B.A. from the University of Southern California.

     Robert D. Mitchell, 50, joined us in December 2010 as President, International. Prior to joining us, Mr. Mitchell served as President and Chief Executive Officer of Nellix, Inc. from February 2008 until our acquisition of Nellix in December 2010. From November 2006 to February 2008, Mr. Mitchell served as Executive Vice President and Chief Operating Officer of AngioDynamics, Inc., a publicly-traded medical device company. From 2005 to 2006, Mr. Mitchell served as Chairman, President and Chief Executive Officer of Millimed Holdings, Inc., a privately-held medical device company based in Roskilde, Denmark. From 2004 to 2005, Mr. Mitchell served as Vice President of Worldwide Sales for Align Technology, Inc., a publicly-traded company. From 1987 to 2004, Mr. Mitchell held various positions with Cook Incorporated, a privately-held medical device company, including Vice President and Director, Global Sales and Marketing for various business units including diagnostic and interventional, endovascular, critical care. Mr. Mitchell holds a B.S. from the University of Utah and an M.B.A. from Indiana Wesleyan University.

     Stefan G. Schreck, Ph.D., 52, joined us in February 2004 and serves as our Vice President, Technology. Dr. Schreck has more than 20 years of experience in research and development of medical products. Prior to joining us, Dr. Schreck held increasingly more responsible research and development management positions in the medical device industry. From May 1995 to April 2000, Dr. Schreck served as Director of Research in Baxter Healthcare’s Heart Valve Division. From April 2000 to August 2002, Dr. Schreck served as Senior Director, Research and Development at Edwards Lifesciences and was responsible for the development of all surgical heart valve repair and replacement products. From August 2002 to February 2004, Dr. Schreck served as President and Chief Executive Officer of MediMorph Solutions Inc., an engineering and management consulting firm for the medical device industry, which he founded.

     Gary I. Sorsher, 47, joined us in October 2008 as Vice President, Quality, bringing 20 years of quality assurance experience. Prior to that, he served for two years as Director of Quality Engineering at Bard Peripheral Vascular, where he oversaw quality assurance operations for Bard Peripheral Vascular and Bard Biopsy Systems. Prior to that, he spent 14 years at Cordis, a Johnson & Johnson Company, holding several positions with increasing responsibility during his tenure. Among these, he served as Director of Quality Assurance, New Product Development and as the senior quality assurance representative for Cordis’ Global Commercialization Team responsible for drug eluting stents, stent delivery systems, and angioplasty products. Mr. Sorsher holds a B.S. and an M.S. in Electrical Engineering from Byelorussian Polytechnic Institute, Minsk, Belarus.

     Martin Tyler, 43, joined us in March 2004 as Director of Marketing. Assuming increasing responsibilities through the present time including management our of International Sales efforts for the past 3 years, he is currently our Vice President, Global Marketing. He brings more than 19 years of marketing and sales management experience in the medical device industry. He spent 12 years as head of marketing for start up companies Accumetrics, Sub-Q, and Vertis Neuroscience, launching new products into the cardiovascular, vascular, and neuro markets, respectively. Mr. Tyler started his career with 6 years at Baxter Healthcare in various sales and marketing positions, and then worked as a Senior Product Manager for the former USCI division (Interventional Cardiology) of C.R. Bard. Mr. Tyler holds a B.S. in Marketing from the University of Tennessee.

Board Leadership Structure

     We announced on March 28, 2012 that Mr. Brown, our current Chairman of the Board, will retire from our company, effective upon the annual meeting of stockholders. Upon Mr. Brown’s retirement, Mr. McDermott will be appointed Chairman of the Board, in addition to his duties as our President and Chief Executive Officer. We believe this new leadership structure will be effective for our company because it will facilitate communication between our board of directors and management team and provide a single leader who is seen by our employees, customers and stockholders as providing strong leadership for our company.

Board of Directors Involvement in Risk Oversight

     Our board of directors oversees our risk management practices and strategies, taking an enterprise-wide approach to risk management that seeks to complement our organizational and strategic objectives, long-term performance and the overall enhancement of stockholder value. Our board’s approach to risk management includes developing a detailed understanding of the risks we face, analyzing them with the latest information available, and determining the steps that should be taken to manage those risks, with a view toward the appropriate level of risk for a company of our size and financial condition.

     While our board of directors has the ultimate responsibility for the risk management process, senior management and various committees of our board of directors also have responsibility for certain areas of risk management.

     Our senior management team is responsible for day-to-day risk management and regularly reports on risks to our full board of directors or a relevant committee. Our legal, finance and regulatory areas serve as the primary monitoring and evaluation function for company-wide policies and procedures, and manage the day-to-day oversight of the risk management strategy for our ongoing business. This oversight includes identifying, evaluating, and addressing potential risks that may exist at the enterprise, strategic, financial, operational, compliance and reporting levels.

     The audit committee focuses on financial and regulatory compliance risk, working closely, for example, with management and our independent registered public accounting firm. In addition, the compensation committee assesses risks related to our compensation programs. In setting performance metrics, our compensation committee creates incentives for our senior executives that encourage an appropriate level of risk-taking that is commensurate with our short-term and long-term strategies.

Director Independence

     Our common stock is listed on The Nasdaq Global Market and, therefore, we are subject to the listing requirements of that market. Our board of directors has determined that all of the members of our board of directors, other than Mr. McDermott, are “independent” as defined in the Listing Rules of The Nasdaq Stock Market. Mr. McDermott was deemed not to be independent as he currently serves as our President and Chief Executive Officer. Mr. Brown was deemed not to be independent until October 2011 as a result of a consulting arrangement with us. As of the date of this proxy statement, the board of directors has determined that Mr. Brown is “independent” as defined in the Listing Rules of the Nasdaq Stock Market.

Meetings of the Board of Directors

     Our board of directors met five times during the year ended December 31, 2011. Each director attended at least 75% of the aggregate of (i) the total number of meetings of the board of directors and (ii) the total number of meetings held by all committees of the board of directors on which he served.

Committees of the Board of Directors

     The board of directors has an audit committee, a compensation committee and a nominating and governance committee. Each member of the audit committee, compensation committee and nominating and governance committee, respectively, meets the independence standards set forth in the Listing Rules of The Nasdaq Stock Market. Each committee operates under a written charter adopted by the board of directors. Copies of the charters of all standing committees are available on the “Investor Relations” page on our website located at www.endologix.com.

     Audit Committee

     The audit committee consisted of Messrs. Waller (Chairman), de Greef and Lemaitre. The board of directors has determined that each member of the audit committee qualifies as an “audit committee financial expert” as that term is defined by the rules and regulations of the SEC.

     The audit committee has the sole authority to appoint and, when deemed appropriate, replace our independent registered public accounting firm, and has established a policy of pre-approving all audit and permissible non-audit services provided by our independent registered public accounting firm. The audit committee has, among other things, the responsibility to:

  review and approve the scope and results of the annual audit;

  evaluate with the independent registered public accounting firm the performance and adequacy of our financial personnel and the adequacy and effectiveness of our systems and internal financial controls;
  review and discuss with management and the independent registered public accounting firm the content of our financial statements prior to the filing of our quarterly reports on Form 10-Q and annual reports on Form 10-K;
  establish procedures for receiving, retaining and investigating reports of illegal acts involving us or complaints or concerns regarding questionable accounting or auditing matters;
  establish procedures for the confidential, anonymous submission by our employees of concerns or complaints regarding questionable accounting or auditing matters; and
  assist our board of directors in its oversight of our compliance with legal and regulatory requirements.

     The audit committee met five times during the year ended December 31, 2011. The audit committee also meets separately with our independent registered public accounting firm and members of management.

     Compensation Committee

     The compensation committee consists of Messrs. de Greef (Chairman), Wilder and Neels. The compensation committee is primarily responsible for evaluating and approving the cash and equity compensation for our executive officers, and administers our employee compensation plans. The compensation committee held two meetings during the year ended December 31, 2011.

     Additional information regarding the compensation committee’s consideration and determination of executive officer and director compensation is included under the heading “Compensation Discussion and Analysis” below.

     Nominating and Governance Committee

     The nominating and governance committee consists of Messrs. Brown (Chairman), Waller and Neels. The primary purposes of the nominating and governance committee are to:

  identify and recommend to the board of directors individuals qualified to serve as members of our board of directors and each of its committees;
  develop and recommend to the board of directors corporate governance guidelines; and
  lead the board of directors in its annual review of its composition, effectiveness and performance.

     The nominating and governance committee held two meetings during the year ended December 31, 2011.

Evaluation of Director Nominees

     In the case of incumbent directors whose terms of office are set to expire, the nominating and governance committee reviews such director’s overall service to us during their term, including their level of participation and the quality of their performance and the continued need of such director’s professional experience as part of the overall board of directors’ composition. In the case of new director nominees, the nominating and governance committee screens candidates, performs reference checks, prepares a biography for each candidate for the board of directors to review and conducts interviews. The members of the nominating and governance committee and our Chief Executive Officer interview candidates that meet the criteria described below, and the nominating and governance committee recommends nominees to the board of directors that best suit the needs of the board of directors. The nominating and governance committee does not intend to evaluate nominees for director any differently because the nominee is or is not recommended by a stockholder. The nominees for director in this proxy statement are standing for re-election. We do not pay a fee to any third party to identify or evaluate or assist in identifying or evaluating potential director nominees.

     The nominating and governance committee believes that nominees for director must meet certain minimum qualifications, including having:

  the highest character and integrity;
  business or other experience that is of particular relevance to the medical device industry;
  sufficient time available to devote to our affairs; and
  no conflicts of interest which would violate any applicable law or regulations or interfere with the proper performance of the responsibilities of a director.

     We do not have a written policy with respect to diversity of the members of the board of directors. However, in considering nominees for service on the board of directors, the nominating and governance committee takes into consideration, in addition to the criteria summarized above, the diversity of professional experience, viewpoints and skills of the members of the board of directors. Examples of this include experience in the medical device industry, management experience, financial expertise, medical expertise, and educational background. The nominating and governance committee and the board of directors believe that a diverse board leads to improved performance by encouraging new ideas, expanding the knowledge base available to management and other directors and fostering a culture that promotes innovation and vigorous deliberation.

Stockholder Nominations of Directors

     The nominating and governance committee will consider stockholder recommendations for directors sent to the nominating and governance committee, c/o Corporate Secretary, Endologix, Inc., 11 Studebaker, Irvine, California 92618. Stockholder recommendations for directors must include: (1) the name and address of the stockholder recommending the person to be nominated and the name and address of the person or persons to be nominated, (2) a representation that the stockholder is a holder of record of our stock, (3) a description of all arrangements or understandings between the stockholder and the recommended nominee, if any, (4) such other information regarding the recommended nominee as would be required to be included in a proxy statement filed pursuant to Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act, had the nominee been nominated, or intended to be nominated, by the board of directors, and (5) the consent of the recommended nominee to serve as a director if so elected. The stockholder must also state if they intend to appear in person or by proxy at the annual meeting to nominate the person specified in the notice. In accordance with our bylaws, the notice containing the nomination must be received by us not less than 90 days prior to the annual or special meeting of stockholders or, in the event less than 100 days notice or prior public disclosure of the date of the annual or special meeting has been given, then no later than 10 days after such notice has been given.

Communications with the Board of Directors

     Stockholders can send communications to the board of directors, or an individual director, by sending a written communication to our Corporate Secretary at Endologix, Inc., 11 Studebaker, Irvine, California 92618. All communications sent to this address are sent to the specific directors identified in the communication or if no directors are identified, the communication is delivered to the Chairman of the Board. We do not have a policy with respect to director attendance at annual meetings of our stockholders. Historically, other than our employees, few stockholders have attended our annual meetings. Six directors, one of whom was our Chief Executive Officer, attended our annual meeting in 2011.

Code of Ethics

     We have adopted a Code of Conduct and Ethics for our principal executive officer, principal financial officer and principal accounting officer. A copy of the Code of Conduct and Ethics is available on the “Investor Relations” page on our website at www.endologix.com, and a copy may also be obtained by any person, without charge, upon written request delivered to our Corporate Secretary at Endologix, Inc., 11 Studebaker, Irvine, California 92618. We will disclose any amendment to, or waiver from, a provision of the Code of Conduct and Ethics by posting such information on our website.

Section 16(a) Beneficial Ownership Reporting Compliance

     The members of our board of directors, our executive officers and persons who hold more than 10% of our outstanding common stock are subject to the reporting requirements of Section 16(a) of the Exchange Act, which requires them to file reports with respect to their ownership of our common stock and their transactions in such common stock. Based upon (i) the copies of reports that we received from such persons for their transactions in our common stock and their common stock holdings during the year ended December 31, 2011 and/or (ii) the written representations received from one or more of such persons that no other reports were required to be filed by them for that year, we believe that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by our executive officers, members of our board of directors and greater than 10% stockholders, other than one late Form 4 filed by Mr. Neels on December 20, 2011 to report stock options granted to him on December 15, 2011.

Compensation Committee Interlocks and Insider Participation

     No member of our compensation committee during the year ended December 31, 2011 served as an officer, former officer or employee of us or any of our subsidiaries. During the year ended December 31, 2011, none of our executive officers served as a member of the compensation committee of any other entity, one of whose executive officers served as a member of our board of directors or compensation committee, and no executive officer served as a member of the board of directors of any other entity, one of whose executive officers served as a member of our compensation committee.

Related Party Transactions

     We have not entered into a transaction with any related person since January 1, 2011. The audit committee is responsible for reviewing and approving any proposed transaction with any related person. Currently, this review and approval requirement applies to any transaction to which we will be a party, in which the amount involved exceeds $120,000, and in which any of the following persons will have a direct or indirect material interest: (a) any of our directors or executive officers, (b) any nominee for election as a director, (c) any security holder who is known to us to own of record or beneficially more than five percent of any class of our voting securities, or (d) any member of the immediate family of any of the persons described in the foregoing clauses (a)-(c).

COMPENSATION DISCUSSION AND ANALYSIS

General

     This discussion and analysis of compensation arrangements with our named executive officers is intended to provide context for the decisions underlying the compensation paid to our named executive officers in 2011 and should be read together with the compensation tables and related disclosures set forth below.

Our Compensation Objectives

     We strive to establish compensation practices and provide compensation opportunities that attract, retain and reward our executives and strengthen the mutuality of interests between our executives and our stockholders in order to motivate them to maximize stockholder value. The primary goals of our executive compensation program are:

  motivation of our executive officers to cause us to achieve the best possible financial and operational results;
  attraction and retention of high quality executives who can provide effective leadership, consistency of purpose and enduring relations with important stockholders; and
  alignment of long-term interests of our executive officers with those of our stockholders.

     Our executive compensation program primarily consists of a base salary, cash incentive payments upon the achievement of corporate objectives and long-term equity-based incentive awards, which historically are in the form of stock options. The equity component of our compensation program is designed to align a portion of our executive officer’s compensation with the interests of our stockholders to create long term value.

Role of Compensation Committee

     The compensation committee of the board of directors is responsible for policies and decisions regarding the compensation and benefits for the named executive officers. The compensation committee consists entirely of independent directors under the Listing Rules of The Nasdaq Stock Market, “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, and “non-employee” directors for purposes of Rule 16b-3 under the Exchange Act.

     The compensation committee solicits the input of our Chief Executive Officer in determining compensation, particularly with respect to salary, cash incentive compensation and equity awards, for our named executive officers other than himself. While our Chief Executive Officer participates in the deliberations regarding compensation for our other named executive officers, he does not participate in any deliberations regarding his own compensation. The compensation committee evaluates the compensation paid to our executive officers each fiscal year, and analyzes achievement of our corporate objectives for purposes of determining incentive compensation.

     The compensation committee’s charter authorizes the compensation committee to review and approve the compensation arrangements for each of our executive officers. In 2011, the compensation committee approved and recommended the 2011 base salaries, the 2011 cash bonus plan, the cash payments made under our 2010 cash bonus plan and the grant of equity awards to our named executive officers. In addition, the compensation committee administers our equity compensation plans with respect to option grants and stock issuances made thereunder to officers and other key employees.

     In making decisions about total compensation to each executive officer, the compensation committee considers our performance against internal plans and our market in general. Additionally, the compensation committee evaluates the relativity of compensation among our executive officers with a view to ensure that differences properly reflect differences in title, job responsibilities and performance.

     The compensation committee also receives assessments and advice regarding our compensation practices from Barney & Barney, a compensation consultant. The compensation committee believes that the use of a compensation consultant provides additional assurance that our executive compensation programs are consistent with our objectives and with our industry generally. The compensation committee engaged Barney & Barney to compare and analyze the compensation programs for our executive officers and directors against those of our peer companies. The list of our peer companies was compiled by bankers and other independent service providers, and coordinated by our Chief Executive Officer, and provided to Barney & Barney. Our management does not direct or oversee the activities of Barney & Barney with respect to our executive compensation programs. Our management also engaged Barney & Barney to serve as the broker for our corporate insurance programs during our 2011 fiscal year. The aggregate fees for such additional services did not exceed $120,000 during our 2011 fiscal year.

Compensation Components

     Our executive compensation consists of the following components:

     Base Salary

     Base salary is a fixed component of compensation, and is reviewed annually. The goal is to provide our executives with a stable, market-competitive base of income that is commensurate with an executive’s skills, experience and contributions to the company. The compensation committee generally reviews base salaries at the beginning of each calendar year and approves any changes in salaries based on market data, significant changes in responsibilities during the prior calendar year and individual performance. The compensation committee generally makes its approvals on the basis of its understanding of the salary levels in effect for similar positions within the medical device industry. The compensation committee’s objective is to target base salaries between the 50th and 75th percentiles for our peer companies.

     In 2011, our Chief Executive Officer provided Barney & Barney, our compensation consultant, with information regarding our compensation programs. Our compensation committee commissioned Barney & Barney to gather and analyze information from our peer companies and other independent sources to determine compensation ranges for our executive officers. The list of our peer companies was compiled by bankers and other independent service providers, and coordinated by our Chief Executive Officer, and provided to Barney & Barney.

     Our Chief Executive Officer reviewed and analyzed the reports provided by Barney & Barney and used such information to develop a recommendation of the base salaries for our other executive officers. The compensation committee reviewed the recommendations of our Chief Executive Officer, together with the information provided by Barney & Barney, and based on such review approved the 2011 base salaries with no changes to our Chief Executive Officer’s recommendations. The compensation committee determined and approved the base salary for our Chief Executive Officer based on an independent compensation analysis and after giving consideration to our operating performance.

     Incentive Bonus

     It is the compensation committee’s objective to have a substantial portion of each executive officer’s compensation contingent upon the achievement of corporate objectives. At the beginning of each year, our Chief Executive Officer discusses corporate objectives with the compensation committee to be used in the bonus plan. The compensation committee reviews the objectives with the Chief Executive Officer and then approves and/or modifies the objectives. In 2011, the compensation committee approved the corporate objectives with modifications from the suggested objectives. In 2011, each of our named executive officers was eligible to receive a cash bonus up to a percentage of their base salary as follows:

Named Executive Officer	Target Bonus Percentage	Target Bonus	Maximum Bonus
John McDermott	60%	$235,200	$470,400
Robert Krist	35%	$89,250	$178,500
Stefan Schreck	35%	$92,750	$194,500
Todd Abraham	35%	$94,500	$189,000
Robert D. Mitchell	45%	$157,500	$315,000

     The target bonus amounts are established by the compensation committee at the beginning of each year and are based primarily on the compensation committee’s understanding of the compensation arrangements for similar positions in the medical device industry. However, the compensation committee does not benchmark the short-term incentive compensation against other companies nor does it target a specific mix between short-term incentive compensation and base salary. At the end of the year, our Chief Executive Officer evaluates the achievement of the corporate objectives and then recommends an incentive payment for each of the executive officers to the compensation committee. In 2011, the determination of the bonus amounts for Messrs. McDermott, Krist, Abraham and Schreck were based on achievement of the following objectives:

Objective	Weight	Achievement
Achievement of a certain revenue target	50%	134%
Achievement of a certain earnings per share target	15%	97%
Achievement of miscellaneous product development objectives(1)	35%	—%

(1)	These product development objectives include (a) various regulatory and product design initiatives for certain of the company’s products; (b) completion of enrollment in a clinical trial for a company product; (c) initiation of enrollment in the investigational device exemption approval process for a company product; and (d) submission of premarket approval supplement for an indication of use for the company’s device.

     The determination of the bonus amount for Mr. Mitchell was 35% based on achievement of a certain revenue target, 15% based on achievement of a certain earnings per share target, 30% based on enrollment of a certain number of patients in the European registry for the second generation Nellix product and 20% based on the achievement of certain sales and marketing headcount objectives.

     Following the end of the 2011 fiscal year, the compensation committee evaluated the achievement of the foregoing performance objectives. With respect to the financial objectives, achievement was measured based on a percentage of the target amount, subject to minimum achievement thresholds, with achievement of the target resulting in 100% satisfaction of such performance objective. With respect to the first financial performance objective, we could achieve up to 200% of the objective depending upon revenue for the 2011 fiscal year. Similarly, with respect to the second financial performance objective, we could achieve up to 200% of the objective depending upon earnings per share for the 2011 fiscal year. With respect to the non-financial objectives, we could achieve up to 200% of the objective depending upon how many of the non-financial objectives we achieved.

     Long-Term Incentives

     Our 2006 Stock Incentive Plan provides for grants of equity awards to qualified employees and officers. Equity awards, which may include stock options and restricted stock awards, are provided to our executive officers in order to align the interests of our executive officers with those of our stockholders and provide each individual with a significant incentive to manage our company from the perspective of an owner with an equity stake in the business.

     The number of shares subject to an award is based upon the officer’s tenure, level of responsibility and relative position in our company. We have established general guidelines for making awards to the executive officers in an attempt to target a specified percentage of total compensation in the form of equity. However, we do not adhere strictly to these guidelines and will vary the size of the award made to each executive officer as we feel the circumstances warrant. Each stock option allows the officer to acquire shares of our common stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to ten years from the date of grant). Generally, each option vests in periodic installments over a four-year period, contingent upon the executive officer’s continued employment with us. Accordingly, the option will provide a return to the executive officer only if he remains in our employ and the market price of our common stock appreciates over the option term. Stock option awards are intended to retain executives by providing a compelling incentive for the participating executives to remain with us. In certain cases, the compensation committee will grant restricted stock awards to our executive officers.

     The compensation committee reviews equity awards to our executive officers each year, generally in May. In 2011, the compensation committee awarded stock options to Messrs. McDermott, Krist, Abraham and Schreck. In electing to make these option grants, the compensation committee considered the volatility of our stock price and the exercise prices of their existing option grants. The amount of all equity grants was made after the compensation committee’s review of equity awards granted to executive officers at our peer companies and taking into consideration our operating results. In any given year, the compensation committee may elect to grant stock options or other stock incentive awards, such as restricted stock or restricted stock units, depending on the compensation committee’s assessment of our performance, business conditions, strategic goals and plans, and executive retention risk.

     Other Benefits

     We have a 401(k) plan for the benefit of all of our eligible employees, including the named executive officers. Employees eligible to participate in our 401(k) plan will be those employees who have attained the age of 21. Employees may elect to defer their compensation up to the statutorily prescribed limit. An employee’s interests in his or her deferrals will be 100% vested when contributed. We do not provide for matching contributions under the 401(k) plan. Contributions to the 401(k) plan and earnings on those contributions will not be taxable to the employees until distributed from the 401(k) plan.

     Eligible employees, including our named executive officers, are also entitled to participate in our 2006 Employee Stock Purchase Plan. Employees are eligible if they are employed by us, or any participating subsidiary, for at least 20 hours per week and more than five months in any calendar year. Shares are offered pursuant to the 2006 Employee Stock Purchase Plan in six-month periods commencing on the first trading day on or after January and July of each year, or on such other date as the administrator may determine. Amounts deducted and accumulated by the participant are used to purchase shares of our common stock at the end of each six-month purchase period. The purchase price of the shares will be the lower of 85% of the fair market value of our common stock on the purchase date or the beginning of the offering period.

     We also provide health, dental, vision and life insurance and other customary employee assistance plans to all full-time employees, including the named executive officers.

Accounting and Tax Consequences

     Section 162(m) of the Internal Revenue Code of 1986 limits the amount that we may deduct for compensation paid to our Chief Executive Officer and to each of our four most highly compensated officers to $1,000,000 per person, unless certain exemption requirements are met. Exemptions to this deductibility limit may be made for various forms of “performance-based compensation.” In addition to salary and bonus compensation, upon the exercise of stock options that are not treated as incentive stock options, the excess of the current market price over the option price, or option spread, is treated as compensation and accordingly, in any year, such exercise may cause an officer’s total compensation to exceed $1,000,000. While the tax impact of any compensation arrangement is an important factor to be considered, the impact is evaluated in light of our overall compensation philosophy. Accordingly, we will authorize the payment of non-deductible compensation if we deem that it is consistent with its compensation philosophy and objectives and in our best interests of our stockholders.

Summary Compensation Table

     The following table sets forth summary compensation information for the fiscal years ended December 31, 2011, 2010 and 2009 for our principal executive officer, our principal financial officer and our three highest paid executive officers as of the end of the last fiscal year whose total compensation exceeded $100,000, who we refer to herein as our named executive officers.

						Non-Equity
						Incentive Plan	All Other
				Stock Awards	Option Awards	Compensation	Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	($)(1)	($)(2)	($)	($)		Total ($)
John McDermott,	2011	$392,000	$192,864	—	$367,106	—	—		$951,970
President and Chief	2010	$372,000	$191,952	—	$169,616	—	—		$733,568
Executive Officer	2009	$360,000	$331,200	—	$228,413	—	—		$919,613

Robert J. Krist,	2011	$255,000	$73,185	—	$116,399	—	—		$444,584
Chief Financial	2010	$250,000	$75,250	—	$66,558	—	—		$391,808
Officer and Secretary	2009	$243,000	$134,136	$155,250	—	—	—		$532,386

Stefan G. Schreck,	2011	$265,000	$76,055	—	$147,738	—	—		$488,793
Vice President,	2010	$255,000	$76,755	—	$67,990	—	—		$399,745
Technology	2009	$243,000	$134,136	$172,500	—	—	—		$549,636

Todd Abraham(4)	2011	$269,995	$77,490	—	$147,738	—	—		$495,223
Vice President,	2010	$119,167	$40,000	—	$217,593	—	—		$376,760
Operations	2009	—	—	—	—	—	—		—

Robert D. Mitchell(5)	2011	$350,625	$129,150	—	—	—	$20,000	(3)	$499,775
President,	2010	$14,583	$105,000	$2,121,000	—	—	—		$2,240,583
International	2009	—	—	—	—	—	—		—

(1)	The amounts shown are the grant date fair value of stock awards granted in the year indicated as computed in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions used to determine the grant date fair values, see Note 2 to our consolidated financial statements in included in our Annual Report on Form 10-K for the year ended December 31, 2011.
(2)	The amounts shown are the grant date fair value of option awards granted in the year indicated as computed in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions used to determine the grant date fair values, see Note 2 to our consolidated financial statements in included in our Annual Report on Form 10-K for the year ended December 31, 2011.
(3)	Represents amount paid for relocation expenses.
(4)	Mr. Abraham was appointed our Vice President, Operations in July 2010.
(5)	Mr. Mitchell was appointed our President, International effective December 10, 2010.

Grants of Plan-Based Awards in 2011 Fiscal Year

     The following table summarizes grants of awards pursuant to plans made to our named executive officers during the year ended December 31, 2011.

		Estimated Future Payouts Under				All
		Non-Equity Incentive Plan Awards (1)				Other
						Stock
						Awards:
						Number
					All Other Option	of
					Awards: Number of	Shares	Exercise or Base	Grant Date Fair
					Securities	of Stock	Price of Stock and	Value of Stock and
					Underlying Options	or Units	Option Awards	Option Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	(#)	(#)	($ / Sh)(2) ($)	($ / Sh)(2)
John
McDermott	5/25/2011	—	$235,200	$470,400	82,000	—	$8.26	$4.4769
Robert J.
Krist	5/25/2011	—	$89,250	$178,500	26,000	—	$8.26	$4.4769
Stefan G.
Schreck	5/25/2011	—	$92,750	$194,500	33,000	—	$8.26	$4.4769
Todd
Abraham	5/25/2011	—	$94,500	$189,000	33,000	—	$8.26	$4.4769
Robert D.
Mitchell	N/A	—	$157,500	$315,000	—	—	—	$—

(1)	The amounts reported in this column represent the range of potential awards under the threshold, target, and maximum performance objectives established by the compensation committee in January 2011.
(2)	Stock option awards are granted with a value equal to fair market value at time of issuance. Restricted stock awards are typically issued in consideration of past services.

Outstanding Equity Awards at 2011 Fiscal Year-End

     The following table summarizes outstanding equity awards held by our named executive officers as of December 31, 2011.

		Option Awards			Stock Awards
	Number of	Number of
	Securities	Securities
	Underlying	Underlying			Number of Shares	Market Value of
	Unexercised	Unexercised	Option	Option	or Units of Stock	Shares or Units of
	Options	Options	Exercise Price	Expiration	That Have Not	Stock That Have
Name	Exercisable(#)(1)	Unexercisable(#)(1)	($)	Date(2)	Vested (#)(3)	Not Vested ($)(4)
John McDermott(3)	374,982	52,083	2.67	5/12/2018
	75,521	49,479	3.54	7/6/2019
	28,144	42,956	4.36	5/20/2020
	—	82,000	8.26	5/25/2021

Robert J. Krist	100,000	—	5.55	8/18/2014
	19,100	—	5.81	4/4/2015
	30,000	—	3.40	5/23/2016
	37,000	—	4.32	5/22/2017
	57,500	2,500	2.88	2/12/2018
	11,044	16,856	4.36	5/20/2020
	—	26,000	8.26	5/25/2021
					16,875	193,725

Stefan G. Schreck	50,000	—	6.00	2/26/2014
	25,000	—	4.70	6/17/2014
	46,400	—	5.81	4/4/2015
	20,000	—	7.12	1/17/2016
	30,000	—	3.40	5/23/2016
	25,000	—	4.32	5/22/2017
	57,500	2,500	2.88	2/12/2018
	11,281	17,219	4.36	5/20/2020
	—	33,000	8.26	5/25/2021
					18,750	215,250

Todd Abraham	31,873	58,127	4.42	7/1/2020
	—	33,000	8.26	5/25/2021

Robert D. Mitchell	—	—	—	—	350,000	4,018,000

(1)	Each option vests 25% upon the first anniversary of the grant date and then in equal monthly installments over the next three years. Options are fully vested upon the fourth anniversary of the grant date. In addition, the vesting of these options may fully accelerate upon a change in control pursuant to written agreements entered into with each of our named executive officers.
(2)	Options expire ten years from the grant date.
(3)	The restricted stock awards for Messrs. Krist and Schreck vest 25% upon the first anniversary of the grant date and then in equal monthly installments over the next three years. The vesting of these options may fully accelerate upon a change in control pursuant to written agreements entered into with each of our named executive officers. The restricted stock award granted to Mr. Mitchell vests upon the achievement of specific performance goals set forth in his employment agreement dated December 10, 2010.
(4)	Based on a closing price of $11.48 per share on December 31, 2011.

Option Exercises and Stock Vested

     The following table summarizes the option exercises and the shares of restricted stock vested by our named executive officers during the year ended December 31, 2011.

	Option Awards		Stock Awards
			Number of Shares
	Number of Shares Acquired on	Value Realized Upon	Acquired on	Value Realized
Name	Exercise	Exercise	Vesting	on Vesting
	(#)	($)	(#)	($)
John McDermott	72,935	$402,601	—	$—
Robert J. Krist	—	—	10,312	$93,220
Stefan G. Schreck	—	—	11,418	$103,583

Severance and Change-in-Control Arrangements for Executive Officers

     We have entered into agreements with each of our named executive officers which provide that if we terminate the executive officer’s employment without cause or he or she resigns for good reason, each executive officer, other than Mr. McDermott, is entitled to the following compensation: (i) the portion of his or her then current base salary which has accrued through the date of termination, (ii) any payments for unused vacation and reimbursement expenses, which are due, accrued or payable, (iii) a severance payment in an amount equal to four to six months of the executive’s then current base salary, (iv) to the extent not already vested, all of executive’s options to purchase shares of our common stock and restricted stock will vest by an additional four to six months, (v) a prorated payment equal to the target bonus amount for which executive would be eligible for the year in which such termination or resignation occurred and (vi) continuation of certain insurance benefits for four to six months.

     With respect to Mr. McDermott, if we terminate his employment without cause or he resigns for good reason, he is entitled to the following compensation: (i) the portion of his then current base salary which has accrued through the date of termination, (ii) any payments for unused vacation and reimbursement expenses, which are due, accrued or payable, (iii) a severance payment in an amount equal to 12 months of his then current base salary, (iv) to the extent not already vested, all of his options to purchase shares of our common stock and restricted stock will fully vest and become immediately exercisable, (v) a prorated payment equal to the target bonus amount for which he would be eligible for the year in which such termination or resignation occurred and (vi) continuation of certain insurance benefits for 12 months.

     In the event our other executive officers are terminated or resign for good reason, in connection with a change in control, the executive officer is entitled to the following compensation: (i) the portion of his or her then current base salary which has accrued through the date of termination, (ii) any payments for unused vacation and reimbursement expenses, which are due, accrued or payable, (iii) a severance payment in an amount equal to nine to 12 months of the executive’s then current base salary, (iv) to the extent not already vested, all of executive’s options to purchase shares of our common stock and restricted stock will accelerate and automatically vest, (v) a prorated payment equal to the target bonus amount for which executive would be eligible for the year in which such termination or resignation occurred and (vi) continuation of certain insurance benefits for nine to 12 months.

Potential Payments Upon Termination or Change in Control

     The following table summarizes the amounts that would become payable to each of our named executive officers, other than Mr. McDermott, pursuant to the change in control agreements described above assuming a change in control occurred on December 31, 2011.

			After Change in
			Control
		Before Change in	Termination
		Control Termination	without Cause or
		without Cause or for	for Good
Name	Benefit	Good Reason($)	Reason($)
Robert J. Krist	Severance Pay(1)	$127,500	$255,000
	Bonus Pay(2)	$44,625	$89,250
	Stock option vesting acceleration(3)(6)	$69,003	$104,302
	Restricted stock vesting acceleration(4)(6)	$32,282	$96,857
	Continuation of Benefits(5)	$3,404	$6,808
Stefan G. Schreck	Severance Pay(1)	$132,500	$265,000
	Bonus Pay(2)	$46,375	$92,750
	Stock option vesting acceleration(3)(6)	$75,649	$114,293
	Restricted stock vesting acceleration(4)(6)	$35,875	$107,625
	Continuation of Benefits(5)	$10,268	$20,536
Todd Abraham	Severance Pay(1)	$135,000	$270,000
	Bonus Pay(2)	$47,250	$94,500
	Stock option vesting acceleration(3)(6)	$108,205	$200,920
	Restricted stock vesting acceleration(4)(6)	—	—
	Continuation of Benefits(5)	$10,268	$20,536
Robert D. Mitchell	Severance Pay(1)	$175,000	$350,000
	Bonus Pay(2)	$61,250	$122,500
	Stock option vesting acceleration(3)(6)	—	—
	Restricted stock vesting acceleration(4)(6)	—	—
	Continuation of Benefits(5)	$10,268	$20,536

(1)	“Before Change in Control” the executive is entitled to his or her base salary for six months. “After Change in Control” the executive is entitled to his or her base salary for 12 months.
(2)	“Before Change in Control” six month potential bonus amount shown, assuming 100% target was met, but would be prorated equal to the target bonus amount for which he or she would be entitled for the year of termination. “After Change in Control” 12 month potential bonus amount shown, assuming 100% target was met, but would be prorated equal to the target bonus amount for which he or she would be entitled for the year of termination.
(3)	“Before Change in Control” shares represent all stock options that would have vested in the six months following December 31, 2011, as they will vest immediately. “After Change in Control” shares represent all stock options as of December 31, 2011, as they will all vest immediately.
(4)	“Before Change in Control” shares represent all restricted stock awards that would have vested in the six months following December 31, 2011, as they will vest immediately. “After Change in Control” shares represent all stock options as of December 31, 2011, as they will all vest immediately.
(5)	“Before Change in Control” represents continuation of benefits through COBRA payments for six months. “After Change in Control” represents continuation of benefits through COBRA payments for 12 months.
(6)	Calculated based on the number of equity awards for which vesting would have been accelerated, multiplied by the difference between our year-end closing price of $11.48 per share, as reported on the Nasdaq Global Market, and the exercise price of equity awards for which vesting would have been accelerated.

     The following table summarizes the amounts that would become payable to Mr. McDermott pursuant to the change in control agreement described above assuming a change in control occurred on December 31, 2011.

		Termination without
		Cause or for Good
Name	Benefit	Reason($)
John McDermott	Severance Pay(1)	392,000
	Bonus Pay(2)	235,200
	Stock option vesting acceleration(3)(6)	938,049
	Restricted stock vesting acceleration(4)(6)	—
	Continuation of Benefits(5)	20,109

(1)	Mr. McDermott is entitled to his base salary for 12 months.
(2)	Represents 12 month potential bonus amount, assuming 100% target was met, but would be prorated equal to the target bonus amount for which he would be entitled for the year of termination.
(3)	Represents all stock options as of December 31, 2011, as they will all vest immediately.
(4)	Represents all restricted stock awards as of December 31, 2011, as they will all vest immediately.
(5)	Represents continuation of benefits through COBRA payments for 12 months.
(6)	Calculated based on the number of equity awards for which vesting would have been accelerated, multiplied by the difference between our year-end closing price of $11.48 per share, as reported on the Nasdaq Global Market, and the exercise price of equity awards for which vesting would have been accelerated.

COMPENSATION OF DIRECTORS

     Non-employee directors each receive a fee of $5,000 per quarter, or $7,500 in the case of the Chairman of the Board, $1,500 for each meeting of the board of directors attended in person or by phone and reimbursement for certain travel expenses and other out-of-pocket costs. Members of committees each receive an additional fee of $1,000 for each committee meeting attended. The chairman of the audit committee is entitled to an additional quarterly retainer of $2,500. The chairmen of the compensation committee and the nominating and governance committee are entitled to an additional quarterly retainer of $1,500. In addition, each individual who first becomes a non-employee director, whether elected by the stockholders or appointed by the board of directors, automatically will be granted, at the time of such initial election or appointment, an option to purchase 50,000 shares of common stock at the fair market value per share of common stock on the grant date, which vests in four equal annual installments.

     On the date of each annual meeting of stockholders, each individual who is to continue to serve as a non-employee director after the annual meeting will receive an additional option grant to purchase 20,000 shares of common stock, other than the Chairman of the Board who receives an option grant to purchase up to 28,000 shares of common stock, which vests after one year.

Director Compensation Paid for the 2011 Fiscal Year

     The following table summarizes the compensation paid to each of our directors, other than Mr. McDermott, during the year ended December 31, 2011.

	Fees Earned or
Name	Paid in Cash ($)(1)	Option Awards ($)(2)	Total ($)
Franklin D. Brown	$38,500	$125,353	$163,853
Roderick de Greef	$39,500	$89,538	$129,038
Daniel Lemaitre	$31,500	$89,538	$121,038
Guido J. Neels	$32,870	$307,610	$340,480
Jeffrey F. O’Donnell(3)	$11,027	$—	$11,027
Gregory D. Waller	$44,500	$89,538	$134,038
Thomas C. Wilder, III	$28,500	$89,538	$118,038

(1)	Reflects cash compensation earned for meeting attendance and annual retainer. Annual retainers are paid in quarterly installments and prorated for any portion of a year during which a director serves.
(2)	The amounts shown are the grant date fair value of option awards granted in the year indicated as computed in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions used to determine the grant date fair values, see Note 9 to our consolidated financial statements in included in our Annual Report on Form 10-K for the year ended December 31, 2011.
(3)	Mr. O’Donnell retired from our Board of Directors in May 2011.

     The following table sets forth the number of shares underlying outstanding stock options (vested and unvested) held by each of our directors, other than Mr. McDermott, as of December 31, 2011. Our directors did not hold any unvested shares of restricted stock as of December 31, 2011.

Shares underlying
options at
Director	December 31, 2011
Franklin D. Brown	121,000
Roderick de Greef	80,000
Daniel Lemaitre	90,000
Guido J. Neels	50,000
Jeffrey O’Donnell	—
Gregory D. Waller	120,000
Thomas C. Wilder, III	57,500

Compensation Committee Report

     The compensation committee of the board of directors has reviewed and discussed with management the information provided under the heading “Compensation Discussion and Analysis” in this proxy statement. Based on such review and discussions, the compensation committee recommended to the board of directors that this Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee

Roderick de Greef
Guido J. Neels
Thomas C. Wilder, III

     The material in this report is not “soliciting material” and is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of Endologix under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL NO. 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Background

     We are providing our stockholders with the opportunity to cast an advisory vote on executive compensation (a “say-on-pay” proposal) as described below. We believe that it is appropriate to seek the views of our stockholders on the design and effectiveness of our executive compensation program.

     At our annual meeting of stockholders held in May 2011, a substantial majority of the votes cast on the say-on-pay proposal were voted in favor of the proposal. The compensation committee believes this affirms stockholders’ support of our approach to executive compensation.

Summary

     Our executive compensation practices are designed to attract, retain and reward our executives and strengthen the mutuality of interests between our executives and our stockholders in order to motivate our executives to maximize stockholder value. The primary goals of our executive compensation program are to motivate our executive officers to cause us to achieve the best possible financial and operational results, to attract and retain high quality executives who can provide effective leadership, consistency of purpose and enduring relations with relevant stockholders and to align the long-term interests of our executive officers with those of our stockholders.

     Our executive compensation program primarily consists of a base salary, cash incentive payments upon the achievement of corporate objectives and long-term equity-based incentive awards, which historically are in the form of stock options. The equity component of our compensation program is designed to align a portion of our executive officer’s compensation with the interests of our stockholders to create long term value. We encourage you to carefully review the section entitled “Compensation Discussion and Analysis” in this proxy statement for additional information on our executive compensation programs and practices.

     We are asking our stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement. Accordingly, we are asking our stockholders to vote “FOR” the following resolution at the annual meeting:

     “RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the named executive officers of Endologix, Inc. as disclosed pursuant to the compensation disclosure rules of the SEC in the Compensation Discussion and Analysis, the related compensation tables and the narrative discussion to those tables set forth in Endologix, Inc.’s Proxy Statement for the 2012 Annual Meeting of Stockholders.”

     The results of this advisory vote are not binding upon us. However, the compensation committee, which is responsible for designing and administering our executive compensation program, values the opinions expressed by stockholders in their vote on this proposal, and will continue to consider the outcome of the vote when making future compensation decisions and policies regarding named executive officers.

Recommendation of the Board of Directors

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS SET FORTH IN THIS PROXY STATEMENT.

PROPOSAL THREE

APPROVAL OF AMENDMENTS
TO OUR 2006 STOCK INCENTIVE PLAN

     Our board of directors adopted, and our stockholders originally approved, the 2006 Stock Incentive Plan in May 2006. The plan was subsequently amended by our board of directors in April 2008, which amendment was approved by our stockholders in May 2008, and in April 2010, which amendment was approved by our stockholders in May 2010. The primary purposes of the 2006 Stock Incentive Plan are (a) to enhance our ability to attract and retain the services of qualified employees, officers, directors, consultants and other service providers upon whose judgment, initiative and efforts the successful conduct and development of our business largely depends, and (b) to provide additional incentives to such persons or entities to devote their utmost effort and skill to the advancement and betterment of our company, by providing them an opportunity to participate in our ownership and thereby have an interest in the success and increased value of our company. As amended, the 2006 Stock Incentive Plan authorized the grant of awards covering up to an aggregate of 7,514,478 shares of common stock. Amendments to the 2006 Stock Incentive Plan were approved by our board of directors on April 11, 2012, subject to approval by our stockholders, to (i) increase the authorized number of shares of common stock issuable thereunder by 1,000,000 shares, or from 7,514,478 shares to 8,514,478 shares, (ii) increase correspondingly the maximum limitation on the number of shares subject to incentive options from 7,514,478 shares to 8,514,478 shares and (iii) increase the number of shares subject to restricted stock and performance share awards from 750,000 shares to 1,250,000 shares.

Interest of Certain Persons in or Opposition to Matter to be Acted Upon

     Our directors and officers are eligible to participate in the 2006 Stock Incentive Plan, and have a substantial direct interest in the approval of the 2006 Stock Incentive Plan.

Description of the 2006 Stock Incentive Plan

     The principal features of the 2006 Stock Incentive Plan are summarized below, but the summary is qualified in its entirety by reference to the 2006 Stock Incentive Plan itself. A copy of the 2006 Stock Incentive Plan, as amended, is included in this proxy statement as Appendix A.

     General

     The 2006 Stock Incentive Plan is an “omnibus” stock plan consisting of a variety of equity vehicles to provide flexibility in implementing equity awards, including incentive stock options, non-qualified stock options, restricted stock grants, stock appreciation rights, stock payment awards, restricted stock units and dividend equivalents. Participants in the 2006 Stock Incentive Plan may be granted any one of the equity awards or any combination thereof, as determined by our board of directors.

     Administration. Our board of directors delegated administration of the 2006 Stock Incentive Plan to our compensation committee. The members of the compensation committee satisfy the requirements for (i) a “non-employee director” for purposes of Rule 16b-3 of the Exchange Act, and (ii) an “outside director” under Section 162(m) of the Internal Revenue Code. The term “administrator,” as used in this proxy statement, refers to the board of directors, or, if the administration of the 2006 Stock Incentive Plan has been delegated to a committee, the compensation committee.

     The compensation committee has the powers and authority as may be necessary or appropriate to carry out the functions of the administrator as described in the 2006 Stock Incentive Plan. Subject to the express limitations of the 2006 Stock Incentive Plan, the administrator has the authority to determine the persons to whom, and the time or times at which, awards may be granted, the number of shares, units or other rights subject to each award, the exercise, base or purchase price of an award (if any), the time or times at which an award will become vested, exercisable or payable, the performance goals and other conditions of an award, the duration of the award and all other terms of the award. The administrator may prescribe, amend and rescind rules and regulations relating to the 2006 Stock Incentive Plan. All interpretations, determinations and actions by the administrator in good faith shall be final, conclusive and binding upon all parties. Additionally, the administrator may delegate to one or more of our officers or directors the ability to grant and determine terms and conditions of awards under the 2006 Stock Incentive Plan to certain employees.

     Eligibility. Any person who is our employee or consultant, or any person who is a non-employee director, is eligible to be designated by the administrator to receive awards and becomes a participant under the 2006 Stock Incentive Plan. As of April 11, 2012, 382 persons were eligible to participate in the 2006 Stock Incentive Plan.

     Types of Awards under the 2006 Stock Incentive Plan

     The 2006 Stock Incentive Plan includes the following types of equity compensation awards: incentive stock options, non-qualified stock options, restricted stock grants, stock payment awards, stock appreciation rights, restricted stock units and dividend equivalents, all of which are described below.

     Stock Options. Stock options granted under the 2006 Stock Incentive Plan may be either incentive stock options or non-qualified stock options, subject to the provisions of Section 422 of the Internal Revenue Code or non-qualified stock options.

     The exercise price per share of a stock option shall not be less than the fair market value of our common stock on the date the option is granted, provided that the administrator may in its discretion specify for any stock option an exercise price per share that is higher than the fair market value of our common stock on the date the option is granted. A stock option may be subject to such vesting and exercisability requirements as specified by the administrator in an award agreement. Such vesting and exercisability requirements may be based on the continued service of the participant with us for a specified time period (or periods) or on the attainment of specified performance goals established by the administrator in its discretion. The administrator shall determine the period during which a vested stock option may be exercised, provided that the maximum term of a stock option shall be ten years from the date the option is granted.

     Stock Appreciation Rights. A stock appreciation right will entitle the holder, upon exercise or other payment of the stock appreciation right, as applicable, to receive an amount determined by multiplying: (i) the excess of the fair market value of a share of our common stock on the date of exercise or payment of the stock appreciation right over the base price of such stock appreciation right, by (ii) the number of shares as to which such stock appreciation right is exercised or paid. Subject to the requirements of Section 409A of the Internal Revenue Code, payment of the amount determined under the foregoing may be made, as approved by the administrator and set forth in the award agreement, in shares of common stock valued at their fair market value on the date of exercise or payment, in cash, or in a combination of shares of common stock and cash, subject to applicable tax withholding requirements.

     A stock appreciation right may be subject to such vesting and exercisability requirements as specified by the administrator in an award agreement. Such vesting and exercisability requirements may be based on the continued service of the participant with us for a specified time period (or periods) or on the attainment of specified performance goals established by the administrator in its discretion. A stock appreciation right will be exercisable or payable at such time or times as determined by the administrator. The base value of a stock appreciation right shall not be less than the fair market value of the shares of our common stock on the date the right is granted.

     Stock appreciation rights may be granted on a basis that allows for the exercise of the right by the participant or that provides for the automatic payment of the right upon a specified date or event. Stock appreciation rights are exercisable or payable at such time or times and upon conditions as approved by the administrator.

     Restricted Stock Awards. Restricted stock awards are shares issued under the 2006 Stock Incentive Plan that are subject to restrictions on transfer and vesting requirements as determined by the administrator. The restrictions imposed on shares granted under a restricted stock award lapse in accordance with the vesting requirements specified in the award agreement. The vesting requirements may be based on the continued service of the participant with us for a specified time period (or periods) or on the attainment of specified performance goals established by the administrator in its discretion. If the vesting requirements of a restricted stock award are not satisfied, the award will be forfeited and the unvested shares of common stock subject to the award will be returned to us (or, to the extent the participant paid for the shares of common stock, we have the right to repurchase such shares from the participant at the original purchase price).

     Subject to the provisions of the 2006 Stock Incentive Plan and the applicable award agreement, the participant has all rights of a stockholder with respect to the shares granted under a restricted stock award, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

     Restricted Stock Unit Awards. The value of each stock unit under a restricted stock unit award is equal to one share of our common stock on the applicable date or time period of determination, as specified by the administrator. A restricted stock unit award is subject to the restrictions and conditions as determined by the administrator. A restricted stock unit award may be granted together with a dividend equivalent right with respect to the shares of common stock subject to the award, which may be accumulated and may be deemed reinvested in additional stock units, as determined by the administrator.

     On the date the award is granted, the administrator determines the vesting requirements with respect to a stock unit award, which is set forth in the award agreement. Vesting requirements may be based on the continued service of the participant with us for a specified time period (or periods) or on the attainment of specified performance goals established by the administrator.

     A stock unit award will become payable to a participant at the time or times set forth in the award agreement, which may be upon or following the vesting of the award. Payment of a stock unit award is made in shares of our common stock, and is subject to applicable tax withholding requirements. The participant does not have any rights as a stockholder with respect to the shares subject to a stock unit award until the shares of common stock are delivered to the participant pursuant to the terms of the award agreement.

     Stock Payment Awards. A stock payment award may be granted for past services, in lieu of bonus or other cash compensation, as directors’ compensation or for any other valid purpose as determined by the administrator. A stock payment award granted to a participant represents shares of our common stock that are issued without restrictions on transfer and other incidents of ownership and free of forfeiture conditions, except as otherwise provided in the 2006 Stock Incentive Plan and the award agreement. The administrator may, in connection with any stock payment award, require the payment of a specified purchase price.

     Subject to the provisions of the 2006 Stock Incentive Plan and the applicable award agreement, upon the issuance of the common stock under a stock payment award the participant has all rights of a stockholder with respect to the shares of common stock, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

     Dividend Equivalents. Dividend equivalents may be credited in respect of shares of common stock covered by an award of restricted stock units granted under the 2006 Stock Incentive Plan, as determined by the administrator. At the sole discretion of the administrator, these dividend equivalents may be converted into additional shares of common stock in such manner as determined by the administrator. Any additional shares covered by an award credited by reason of such dividend equivalents is subject to all the terms and conditions of the underlying award agreement to which they relate.

     Certain Features of Awards Under the 2006 Stock Incentive Plan

     Payment of Exercise Price or Purchase Price. The payment of the exercise price for stock options, or the purchase price for shares of restricted stock, shares covered by restricted stock units, or stock payment awards may be made, in the discretion of the administrator, through a variety of methods more particularly described in the 2006 Stock Incentive Plan, including payment by (1) cash, (2) check, (3) by delivery of shares of our common stock (provided that any shares acquired pursuant to exercise of options have been held by the participant for the requisite period necessary to avoid a charge to our earnings for financial reporting purposes), which surrendered shares shall be valued at the fair market value of our common stock on the date of exercise or purchase, (4) cancellation of our indebtedness to the participant, (5) waiver of compensation due to the participant for services rendered, or (6) any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable law.

     Transferability of Awards. All incentive stock options are nontransferable except upon the participant’s death by will or the laws of descent or distribution or pursuant to the terms of certain domestic relations orders. In the case of awards other than incentive stock options, the administrator may provide, in its discretion, for the transfer of all or part of the award to a participant’s “family member” (as defined for purposes of the Form S-8 registration statement under the Securities Act of 1933).

     Adjustments to Awards Upon Certain Changes in Capitalization. In the event that the outstanding shares of our common stock are increased or decreased or exchanged for a different number or kind of shares or our other securities by reason of a recapitalization, stock split, combination of shares, reclassification, stock dividend or other change in our capital structure, then the administrator will make adjustments to the aggregate number and kind of shares subject to the 2006 Stock Incentive Plan, the number and kind of shares and the exercise price per share subject to outstanding awards, and the maximum share limitations, as applicable, all in order to preserve, as nearly as practical, but not to increase, the benefits to the participants.

     Occurrence of Corporate Transaction. The 2006 Stock Incentive Plan provides that in order to preserve a participant’s rights in the event of certain transactions constituting a change in control of the company, the administrator shall have the discretion to provide in each award agreement the terms and conditions that relate to the vesting of such award in the event of a change in control of the company and the assumption of such awards or the issuance of comparable securities under an incentive program in the event of such occurrence. The terms and conditions of each award agreement may vary. If the terms of an outstanding option or stock appreciation right provide for accelerated vesting in the event of a change in control, or to the extent that an award is vested and not yet exercised, the administrator may provide, in connection with the change in control transaction, for the purchase or exchange of each option or stock appreciation right for cash or other property. All outstanding option and stock appreciation rights will terminate and cease to be exercisable upon the consummation of a change in control except to the extent that the options or stock appreciation rights are assumed by a successor entity (or parent) pursuant to the terms of such transaction.

     Section 162(m) Awards. Awards of options and stock appreciation rights granted under the 2006 Stock Incentive Plan will automatically qualify for the “performance-based compensation” exception under Internal Revenue Code Section 162(m) pursuant to their expected terms. Awards of restricted stock and restricted stock units may qualify for the performance-based compensation exception under Section 162(m) if the terms of the awards state, in terms of an objective formula or standard, the method of computing the amount of compensation payable under the award and preclude discretion to increase the amount of compensation payable under the terms of the award.

     Performance Criteria. The 2006 Stock Incentive Plan includes a number of performance criteria that may be used to determine whether and to what extent the shares covered by an award have vested. The administrator has the discretion to specify whether the criteria will be measured either annually or cumulatively over a period of years on an absolute basis or relative to a pre-established target, to the previous years’ results or to a designated peer group of companies, in each case as specified in the individual award agreement at the time of grant. The performance criteria may be stated as either target amounts, or as a percentage increase over a base period amount, and may be based upon any one or a combination of the following:

  sales;
  operating income;
  pre-tax income;
  earnings before interest, taxes, depreciation and amortization;
  earnings per share of common stock on a fully-diluted basis;
  our consolidated net income divided by the average consolidated common stockholders equity;
  cash and cash equivalents derived from either (i) net cash flow from operations, or (ii) net cash flow from operations, financings and investing activities;
  adjusted operating cash flow return on income;
  cost containment or reduction;
  the percentage increase in the market price of our common stock over a stated period;
  return on assets;
  new product introductions;
  obtaining regulatory approvals for new or existing products; and
  individual business objectives.

Summary of Federal Income Tax Consequences of the 2006 Stock Incentive Plan

     The following is a brief summary of the material federal income tax consequences of participation in the 2006 Stock Incentive Plan. The summary should not be relied upon as being a complete statement of all possible federal income tax consequences. Federal tax laws are complex and subject to change. Participation in the 2006 Stock Incentive Plan may also have consequences under state and local tax laws which vary from the federal tax consequences described below. For such reasons, we recommend that each participant consult his or her personal tax advisor to determine the specific tax consequences applicable to him or her.

     Incentive Stock Options. A participant who receives an incentive stock option will not recognize taxable income upon the grant of the option or the exercise of the option. However, the amount by which the fair market value of the shares at the time of exercise exceeds the option exercise price will generally be included in the participant’s alternative minimum taxable income upon exercise. If stock received on exercise of an incentive option is disposed of in the same year the option was exercised, the regular tax treatment and the alternative tax treatment will be the same. If stock received on exercise of an incentive option is sold during a year subsequent to that in which the option was exercised, the basis of the stock acquired will equal its fair market value on the date of exercise for purposes of computing alternative minimum taxable income in the year of sale.

     A participant who is subject to the alternative minimum tax in the year of exercise of an incentive option may claim, as a credit against the participant’s regular tax liability in future years, the amount of alternative minimum tax paid that is attributable to the exercise of the incentive option. This credit is available in the first year following the year of exercise in which the participant has a regular tax liability.

     Gain realized by a participant upon sale of stock issued on exercise of an incentive stock option is taxable as long-term capital gain if the participant disposes of the shares more than two years after the date of grant of the option and more than one year after the date of exercise. If the participant disposes of the shares (including by gift) less than two years after the date of grant or less than one year after the date of exercise (a “disqualifying disposition”), the participant will recognize ordinary income in an amount equal to the difference between the option exercise price and the lower of the fair market value of the shares on the date of exercise or on the date of disposition of the shares. However, certain transfers will not be treated as dispositions for such purposes, such as transfers to an estate or by inheritance upon death, a mere pledge or hypothecation, or certain transfers to another person as joint tenants. If the amount realized in a disqualifying disposition exceeds the fair market value of the shares on the date of exercise, the gain realized, in excess of the amount taxed as ordinary income as indicated above, will be taxed as capital gain. Any loss realized upon a disqualifying disposition will be treated as a capital loss. Capital gains and losses resulting from disqualifying dispositions will be treated as long-term or short-term depending upon whether the shares were held for more or less than the applicable statutory holding period (which is currently more than one year for long-term capital gains). We will generally be entitled to a tax deduction in an amount equal to the amount the participant must recognize as ordinary income.

     Non-Qualified Stock Options. Generally, no taxable income is recognized by a participant upon the grant of a non-qualified stock option or at the time or times a non-qualified stock option becomes vested where the exercise price of such option is no less than the fair market value of the stock underlying such option at the time such option is granted. Under the 2006 Stock Incentive Plan, the exercise price for all options must be at least equal to the fair market value of the stock underlying such options at the time of the grant. Upon exercise, however, the participant will recognize ordinary income in the amount by which the fair market value of the shares purchased, on the date of exercise, exceeds the exercise price paid for such shares. The income recognized by the participant who is our employee will be subject to income tax withholding by us out of the participant’s current compensation. If such compensation is insufficient to pay the taxes due, the participant will be required to make a direct payment to us for the balance of the tax withholding obligation. We will be entitled to a tax deduction equal to the amount of ordinary income recognized by the participant, provided that certain reporting requirements are satisfied. If the exercise price of a non-qualified stock option is paid by the participant in cash, the tax basis of the shares acquired will be equal to the cash paid plus the amount of income recognized by the participant as a result of such exercise. If the exercise price is paid by delivering shares of our common stock already owned by the participant or by a combination of cash and already-owned shares, there will be no current taxable gain or loss recognized by the participant on the already-owned shares exchanged (however, the participant will nevertheless recognize ordinary income to the extent that the fair market value of the shares purchased on the date of exercise exceeds the price paid, as described above). The new shares received by the participant, up to the number of the old shares exchanged, will have the same tax basis and holding period as the participant’s basis and holding period in the old shares. The balance of the new shares received will have a tax basis equal to any cash paid by the participant plus the amount of income recognized by the participant as a result of such exercise, and will have a holding period commencing with the date of exercise. Upon the sale or disposition of shares acquired pursuant to the exercise of a non-qualified stock option, the difference between the proceeds realized and the participant’s basis in the shares will be a capital gain or loss and will be treated as long-term capital gain or loss if the shares have been held for more than the applicable statutory holding period (which is currently more than one year for long-term capital gains).

     Restricted Stock. If no Section 83(b) election is made and we retain repurchase rights, a taxable event will occur on each date the participant’s ownership rights vest (e.g., when our repurchase rights expire) as to the number of shares that vest on that date, and the holding period for capital gain purposes will not commence until the date the shares vest. The participant will recognize ordinary income on each date shares vest in an amount equal to the excess of the fair market value of such shares on that date over the amount paid for such shares. Any income recognized by a participant who is an employee will be subject to income tax withholding by us out of the participant’s current compensation. If such compensation is insufficient to cover the amount to be withheld, the participant will be required to make a direct payment to us for the balance of the tax withholding obligation. The participant’s basis in the shares will be equal to the purchase price, if any, increased by the amount of ordinary income recognized. If a Section 83(b) election is made within 30 days after the date of transfer, or if we do not retain any repurchase rights, then the participant will recognize ordinary income on the date of purchase in an amount equal to the excess of the fair market value of such shares on the date of purchase over the purchase price paid for such shares. We are entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant.

     Stock Appreciation Rights. Generally no taxable income is recognized by a participant receiving a stock appreciation right at the time the stock appreciation right is granted or at the time or times a stock appreciation right becomes vested where the base price of a stock appreciation right is no less than the fair market value of the stock underlying such stock appreciation right at the time such option is granted. Under the 2006 Stock Incentive Plan, the base value for all stock appreciation rights must be at least equal to the fair market value of the stock underlying such stock appreciation rights at the time of the grant. If the participant receives the appreciation inherent in the stock appreciation right in cash, the cash will be taxed as ordinary income to the participant at the time it is received. If the participant receives the appreciation inherent in a stock appreciation right in stock, the spread between the then current market value and the base price will be taxed as ordinary income to the participant at the time such amount is received. We are not entitled to a federal income tax deduction upon the grant or termination of a stock appreciation right. However, upon the settlement of a stock appreciation right, we are entitled to a deduction equal to the amount of ordinary income the participant is required to recognize as a result of the settlement.

     Restricted Stock Unit Award, Stock Payment Awards and Dividend Equivalents. Restricted stock unit awards, stock payment awards and dividend equivalents are generally subject to ordinary income tax at the time of payment.

     Tax Withholding. Under the 2006 Stock Incentive Plan, we have the power to withhold, or require a participant to remit to it, an amount sufficient to satisfy Federal, state and local withholding tax requirements with respect to any award granted under the 2006 Stock Incentive Plan. To the extent permissible under applicable tax, securities, and other laws, the administrator may, in its sole discretion, permit a participant to satisfy an obligation to pay any tax to any governmental entity in whole or in part, by (i) directing us to apply shares of common stock to which the participant is entitled pursuant to an award, or (ii) delivering to us shares of common stock owned by the participant.

     Tax Deduction Limitation. Section 162(m) of the Internal Revenue Code generally limits to $1,000,000 the amount that a publicly-held corporation is allowed each year to deduct for the compensation paid to the corporation’s chief executive officer and each of the corporation’s four most highly compensated executive officers other than the chief executive officer. However, “performance-based” compensation is not subject to the $1,000,000 deduction limit. In general, to qualify as performance-based compensation, the following requirements must be satisfied: (1) payments must be computed on the basis of an objective, performance-based compensation standard determined by a committee consisting solely of two or more “outside directors,” (2) the material terms under which the compensation is to be paid, including the business criteria upon which the performance goals are based, and a limit on the maximum amount which may be paid to any participant pursuant to any award with respect to any performance period, must be approved by the corporation’s stockholders, and (3) the committee must certify in writing whether, and the extent to which, the applicable performance goals have been satisfied before payment of any performance-based compensation is made. Stock options and stock appreciation rights, the terms of which limit the amount of compensation that an employee may receive to an increase in the value of the underlying stock covered by the option or right after the date of grant, automatically satisfy the performance goal requirement described in item (1) above.

     Deferred Compensation. Any deferrals made under the 2006 Stock Incentive Plan, including awards granted under the 2006 Stock Incentive Plan that are considered to be deferred compensation, must satisfy the requirements of Section 409A of the Internal Revenue Code to avoid adverse tax consequences to participants, which include the current inclusion of deferred amounts in income and interest and a surtax on any amount included in income. The Section 409A requirements include limitations on election timing, acceleration of payments, and distributions. Section 409A applies to certain stock appreciation rights, stock unit awards, and other awards that provide the participant with an opportunity to defer to recognition of income. We intend to structure any awards under the 2006 Stock Incentive Plan to meet the applicable tax law requirements under Section 409A in order to avoid adverse tax consequences.

New Plan Benefits

     We believe that the benefits or amounts that have been received or will be received by any participant under the 2006 Stock Incentive Plan cannot be determined.

Securities Authorized for Issuance under Equity Compensation Plans

     The following table set forth certain information regarding outstanding options, rights and shares reserved for future issuance under our existing equity compensation plans as of December 31, 2011:

	Number of
	securities to be		Number of
	issued upon		securities
	exercise of	Weighted average	remaining
	outstanding	exercise price of	available for future
	options as of	outstanding	issuance as of
Plan Category	December 31, 2011	options	December 31, 2011
Equity compensation plans approved
by security holders:
2006 Stock Incentive Plan	5,107,735	$4.75	295,081
1996 Stock Option/ Stock Issuance Plan	518,100	$5.62	—
2010 Stock Acquisition Plan	514,000	—	—
2006 Employee Stock Purchase Plan	—	—	451,117
Total	6,139,835	$4.42	746,198

1997 Supplemental Stock Option Plan.

     This stock option plan was used to provide compensation to non-employees, typically as part of a consulting services arrangement. The plan authorizes the issuance of non-qualified stock options only. We no longer issue any awards under this plan.

Recommendation of the Board of Directors

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE AMENDMENTS TO THE 2006 STOCK INCENTIVE PLAN DESCRIBED IN THIS PROXY STATEMENT.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     PricewaterhouseCoopers LLP, or PwC, acted as our independent registered public accounting firm for the fiscal year ending December 31, 2011. The audit committee of the board of directors has not yet selected, and is not recommending to our stockholders, an independent registered public accounting firm for the fiscal year ending December 31, 2012. A representative of PwC is expected to be present at the annual meeting and will have the opportunity to make a statement at the meeting if he or she desires to do so. The representative will also be available to respond to appropriate questions.

Pre-Approval Policy for Non-Audit Services

     The audit committee reviews and pre-approves all non-audit services to be performed by our independent registered public accounting firm, PwC, subject to certain de minimis exceptions. Such pre-approval is on a project by project basis. During 2011, PwC did not provide us with any non-audit services.

Audit Fees

     The following table sets forth the aggregate fees billed to us by PwC for the fiscal years ended December 31, 2010 and December 31, 2011:

	December 31,
	2010	2011
Audit Fees(1)	$475,500	$406,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$475,500	$406,000

(1)	Includes fees for professional services rendered for the audit of our annual financial statements, the audit of management’s assessment of internal control over financial reporting and the effectiveness of internal control, reviews of the financial statements included in quarterly reports on Form 10-Q and services that are normally provided by our independent registered public accounting firm in connection with our statutory and regulatory filings.

Report of the Audit Committee of the Board of Directors

     Management is responsible for the Company’s internal control over financial reporting and for the preparation of the consolidated financial statements in accordance with generally accepted accounting principles.

     The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) and to issue a report on the Company’s financial statements and of its internal control over financial reporting. The audit committee’s responsibility is to monitor and oversee these processes.

     The audit committee has reviewed and discussed the audited financial statements with management. The audit committee has discussed with the independent registered public accounting firm the matters as required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The audit committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm with the audit committee concerning independence, and has discussed with the independent registered public accounting firm its independence.

     Based upon the review and discussions described in this report, the audit committee recommended to the board of directors that the audited financial statements be included in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed with the Securities and Exchange Commission.

Members of the audit committee

Gregory D. Waller
Roderick de Greef
Daniel Lemaitre

     The material in this report is not “soliciting material” and is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of Endologix under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

DEADLINE FOR RECEIPT OF
STOCKHOLDER PROPOSALS FOR 2013 ANNUAL MEETING

     Rule 14a-8 of the Exchange Act specifies the requirements for inclusion of stockholder proposals in our proxy statement for an annual meeting of stockholders. If we hold our 2013 annual meeting of stockholders on or about the same time as this year’s annual meeting, then any stockholder desiring to submit a proposal for action at the 2013 annual meeting of stockholders should arrange for such proposal to be delivered to us at our principal place of business no later than December 25, 2012, in order to be considered for inclusion in our proxy statement relating to that meeting. However, if we hold our 2013 annual meeting of stockholders on a date that is more than 30 days earlier or later than this year’s annual meeting, then a stockholder proposal must be received by us at our principal place of business in a reasonable amount of time prior to when we begin to print and mail our proxy materials. Matters pertaining to such proposals, including the number and length thereof, the eligibility of persons entitled to have such proposals included and other aspects are regulated by Rule 14a-8 of the Exchange Act, rules and regulations of the SEC and other laws and regulations.

     If a stockholder desires to bring business before the meeting which is not the subject of a proposal properly submitted in accordance with Rule 14a-8 of the Exchange Act, the stockholder must follow procedures outlined in our Bylaws. Our Bylaws provide that a stockholder entitled to vote at the meeting may make nominations for the election of directors or may propose that other business be brought before the meeting only if (a) such nominations or proposals are included in our proxy statement or otherwise properly brought before the meeting by or at the direction of the board of directors, or (b) the stockholder has delivered or mailed written notice to us (containing certain information specified in the Bylaws), and our secretary has received such written notice, not less than 90 days prior to the date of the meeting. However, if we have given less than 100 days advance notice or public disclosure of the date the meeting is to be held, written notice of a nomination or proposal to be submitted by a stockholder at the meeting will be timely if it has been received by us not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

     A copy of the full text of the Bylaw provisions containing the advance notice procedures described above may be obtained upon written request to our secretary.

OTHER BUSINESS

     The board of directors is not aware of any other matter which may be presented for action at the annual meeting. Should any other matter requiring a vote of the stockholders arise, it is intended that the proxy holders will vote on such matters in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS

John McDermott
President and Chief Executive Officer

Appendix A

ENDOLOGIX, INC.
2006 STOCK INCENTIVE PLAN

     The 2006 STOCK INCENTIVE PLAN (the “Plan”), originally established and adopted March 31, 2006 (the “Effective Date”) by Endologix, Inc., a Delaware Corporation (the “Company”), is hereby amended and restated effective April 11, 2012.

ARTICLE 1.
PURPOSES OF THE PLAN

     1.1 Purposes. The purposes of the Plan are (a) to enhance the Company’s ability to attract and retain the services of qualified employees, officers, directors, consultants and other service providers upon whose judgment, initiative and efforts the successful conduct and development of the Company’s business largely depends, and (b) to provide additional incentives to such persons or entities to devote their utmost effort and skill to the advancement and betterment of the Company, by providing them an opportunity to participate in the ownership of the Company and thereby have an interest in the success and increased value of the Company.

ARTICLE 2.
DEFINITIONS

     For purposes of this Plan, the following terms shall have the meanings indicated:

     2.1 Administrator. “Administrator” means the Board or, if the Board delegates responsibility for any matter to the Committee, the term Administrator shall mean the Committee.

     2.2 Affiliated Company. “Affiliated Company” means:

          (a) with respect to Incentive Options, any “parent corporation” or “subsidiary corporation” of the Company, whether now existing or hereafter created or acquired, as those terms are defined in Sections 424(e) and 424(f) of the Code, respectively; and

          (b) with respect to Awards other than Incentive Options, any entity described in paragraph (a) of this Section 2.2 above, plus any other corporation, limited liability company (“LLC”), partnership or joint venture, whether now existing or hereafter created or acquired, with respect to which the Company beneficially owns more than fifty percent (50%) of: (1) the total combined voting power of all outstanding voting securities or (2) the capital or profits interests of an LLC, partnership or joint venture.

     2.3 Award. “Award” means an Option, a Restricted Stock award, a Stock Appreciation Right award, a Dividend Equivalents award, a Stock Payment award or a Restricted Stock Unit award granted to a Participant pursuant to the Plan.

     2.4 Award Agreement. “Award Agreement” means a written or electronic agreement entered into between the Company and a Participant setting forth the terms and conditions of an Award granted to a Participant.

     2.5 Board. “Board” means the Board of Directors of the Company.

     2.6 Change in Control. “Change in Control” shall mean:

          (a) The acquisition, directly or indirectly, in one transaction or a series of related transactions, by any person or group (within the meaning of Section 13(d)(3) of the Exchange Act) of the beneficial ownership of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of all outstanding securities of the Company;

          (b) A merger or consolidation in which the Company is not the surviving entity, except for a transaction in which the holders of the outstanding voting securities of the Company immediately prior to such merger or consolidation hold as a result of holding Company securities prior to such transaction, in the aggregate, securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the surviving entity (or the parent of the surviving entity) immediately after such merger or consolidation;

          (c) A reverse merger in which the Company is the surviving entity but in which the holders of the outstanding voting securities of the Company immediately prior to such merger hold, in the aggregate, securities possessing less than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the Company or of the acquiring entity immediately after such merger;

          (d) The sale, transfer or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company, except for a transaction in which the holders of the outstanding voting securities of the Company immediately prior to such transaction(s) receive as a distribution with respect to securities of the Company, in the aggregate, securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the acquiring entity immediately after such transaction(s); or

          (e) The approval by the stockholders of a plan or proposal for the liquidation or dissolution of the Company.

     2.7 Code. “Code” means the Internal Revenue Code of 1986, as amended from time to time.

     2.8 Committee. “Committee” means a committee of two or more members of the Board appointed to administer the Plan, as set forth in Section 10.1 hereof.

     2.9 Common Stock. “Common Stock” means the Common Stock of the Company, subject to adjustment pursuant to Section 4.2 hereof.

     2.10 Covered Employee. “Covered Employee” means the Chief Executive Officer of the Company (or the individual acting in a similar capacity) and the four (4) other individuals that are the highest compensated executive officers of the Company for the relevant taxable year for whom total compensation is required to be reported to stockholders under the Exchange Act.

     2.11 Disability. “Disability” means permanent and total disability as defined in Section 22(e)(3) of the Code. The Administrator’s determination of a Disability or the absence thereof shall be conclusive and binding on all interested parties.

     2.12 Dividend Equivalent. “Dividend Equivalent” means a right to receive payments equivalent to the amount of dividends paid by the Company to holders of shares of Common Stock with respect to the number of Dividend Equivalents held by the Participant. The Dividend Equivalent may provide for payment in Common Stock or in cash, or a fixed combination of Common Stock or cash, or the Administrator may reserve the right to determine the manner of payment at the time the Dividend Equivalent is payable. Dividend Equivalents may be granted only in connection with a grant of Restricted Stock Units and shall be subject to the vesting conditions that govern Restricted Stock Units as set forth in the applicable Restricted Stock Award Agreement.

     2.13 DRO. “DRO” means a domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the regulations thereunder.

     2.14 Effective Date. “Effective Date” means the date on which the Plan was originally adopted by the Board, as set forth on the first page hereof.

     2.15 Exchange Act. “Exchange Act” means the Securities and Exchange Act of 1934, as amended.

     2.16 Exercise Price. “Exercise Price” means the purchase price per share of Common Stock payable upon exercise of an Option.

     2.17 Fair Market Value. “Fair Market Value” on any given date means the value of one share of Common Stock, determined as follows:

          (a) If the Common Stock is then listed or admitted to trading on a Nasdaq market system or a stock exchange which reports closing sale prices, the Fair Market Value shall be the closing sale price on the date of valuation on such Nasdaq market system or principal stock exchange on which the Common Stock is then listed or admitted to trading, or, if no closing sale price is quoted on such day, then the Fair Market Value shall be the closing sale price of the Common Stock on such Nasdaq market system or such exchange on the next preceding day on which a closing sale price is reported.

          (b) If the Common Stock is not then listed or admitted to trading on a Nasdaq market system or a stock exchange which reports closing sale prices, the Fair Market Value shall be the average of the closing bid and asked prices of the Common Stock in the over-the-counter market on the date of valuation.

          (c) If neither (a) nor (b) is applicable as of the date of valuation, then the Fair Market Value shall be determined by the Administrator in good faith using any reasonable method of evaluation, which determination shall be conclusive and binding on all interested parties.

     2.18 Incentive Option. “Incentive Option” means any Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

     2.19 Incentive Option Agreement. “Incentive Option Agreement” means an Option Agreement with respect to an Incentive Option.

     2.20 NASD Dealer. “NASD Dealer” means a broker-dealer that is a member of the National Association of Securities Dealers, Inc.

     2.21 Non-Employee Director. “Non-Employee Director” shall have the meaning given in Section 5.11 below.

     2.22 Nonqualified Option. “Nonqualified Option” means any Option that is not an Incentive Option. To the extent that any Option designated as an Incentive Option fails in whole or in part to qualify as an Incentive Option, including, without limitation, for failure to meet the limitations applicable to a 10% Stockholder or because it exceeds the annual limit provided for in Section 5.7 below, it shall to that extent constitute a Nonqualified Option.

     2.23 Nonqualified Option Agreement. “Nonqualified Option Agreement” means an Option Agreement with respect to a Nonqualified Option.

     2.24 Option. “Option” means any option to purchase Common Stock granted pursuant to the Plan.

     2.25 Option Agreement. “Option Agreement” means the written agreement entered into between the Company and the Optionee with respect to an Option granted under the Plan.

     2.26 Optionee. “Optionee” means any Participant who holds an Option.

     2.27 Participant. “Participant” means an individual or entity that holds an Option, Stock Appreciation Right, shares of Stock, Restricted Stock, Restricted Stock Units, Stock Payment or Dividend Equivalents under the Plan.

     2.28 Performance Criteria. “Performance Criteria” means one or more of the following as established by the Administrator, which may be stated as a target percentage or dollar amount, a percentage increase over a base period percentage or dollar amount or the occurrence of a specific event or events:

          (a) Sales;

          (b) Operating income;

          (c) Pre-tax income;

          (d) Earnings before interest, taxes, depreciation and amortization;

          (e) Earnings per share of Common Stock on a fully-diluted basis;

          (f) Consolidated net income of the Company divided by the average consolidated common stockholders equity;

          (g) Cash and cash equivalents derived from either (i) net cash flow from operations, or (ii) net cash flow from operations, financings and investing activities;

          (h) Adjusted operating cash flow return on income;

          (i) Cost containment or reduction;

          (j) The percentage increase in the market price of the Common Stock over a stated period;

          (k) Return on assets;

          (l) New Company product introductions;

          (m) Obtaining regulatory approvals for new or existing products; and

          (n) Individual business objectives.

     2.29 Purchase Price. “Purchase Price” means the purchase price payable to purchase a share of Restricted Stock, or a Restricted Stock Unit, which, in the sole discretion of the Administrator, may be zero (0), subject to limitations under applicable law.

     2.30 Repurchase Right. “Repurchase Right” means the right of the Company to repurchase either unvested shares of Restricted Stock pursuant to Section 6.6 or to cancel unvested Restricted Stock Units pursuant to Section 7.6.

     2.31 Restricted Stock. “Restricted Stock” means shares of Common Stock issued pursuant to Article 6 hereof, subject to any restrictions and conditions as are established pursuant to such Article 6.

     2.32 Restricted Stock Award. “Restricted Stock Award” means either the issuance of Restricted Stock or the grant of Restricted Stock Units or Dividend Equivalents under the Plan.

     2.33 Restricted Stock Award Agreement. “Restricted Stock Award Agreement” means the written agreement entered into between the Company and a Participant evidencing the issuance of Restricted Stock or the grant of Restricted Stock Units or Dividend Equivalents under the Plan.

     2.34 Restricted Stock Unit. “Restricted Stock Unit” means the right to receive one share of Common Stock issued pursuant to Article 7 hereof, subject to any restrictions and conditions as are established pursuant to such Article 7.

     2.35 Service Provider. “Service Provider” means a consultant or other person or entity the Administrator authorizes to become a Participant in the Plan and who provides services to (i) the Company, (ii) an Affiliated Company, or (iii) any other business venture designated by the Administrator in which the Company or an Affiliated Company has a significant ownership interest.

     2.36 Stock Appreciation Right. “Stock Appreciation Right” means a contractual right granted to a Participant under Article 8 hereof entitling such Participant to receive a payment representing the difference between the base price per share of the right and the Fair Market Value of a share of Common Stock, payable either in cash or in shares of the Company’s Common Stock, at such time, and subject to such conditions, as are set forth in this Plan and the applicable Stock Appreciation Rights Award agreement.

     2.37 Stock Appreciation Rights Holder. “Stock Appreciation Rights Holder” means any Participant who holds a Stock Appreciation Right.

     2.38 Stock Payment. “Stock Payment” means a payment in the form of shares of Common Stock.

     2.39 10% Stockholder. “10% Stockholder” means a person who, as of a relevant date, owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of an Affiliated Company.

ARTICLE 3.
ELIGIBILITY

     3.1 Incentive Options. Only employees of the Company or of an Affiliated Company (including members of the Board if they are employees of the Company or of an Affiliated Company) are eligible to receive Incentive Options under the Plan.

     3.2 Nonqualified Options, Stock Appreciation Rights, Stock Payments and Restricted Stock Awards. Employees of the Company or of an Affiliated Company, members of the Board (whether or not employed by the Company or an Affiliated Company), and Service Providers are eligible to receive Nonqualified Options, Stock Appreciation Rights, Stock Payments or Restricted Stock Awards under the Plan.

     3.3 Section 162(m) Limitation. In no event shall any Participant be granted Options or Stock Appreciation Rights in any one calendar year pursuant to which the aggregate number of shares of Common Stock that may be acquired thereunder exceeds 200,000 shares, subject to adjustment as to the number and kind of shares pursuant to Section 4.2 hereof. Notwithstanding the foregoing, in connection with his or her initial service to the Company, the aggregate number of shares of Common Stock with respect to which Options or Stock Appreciation Rights may be granted to any Participant shall not exceed 300,000 shares of Common Stock during the calendar year which includes such individual’s initial service to the Company. The foregoing limitations shall be applied on an aggregate basis taking into account Awards granted to a Participant under the Plan as well as awards of the same type granted to a Participant under any other equity-based compensation plan of the Company or any Affiliated Company.

ARTICLE 4.
PLAN SHARES

     4.1 Shares Subject to the Plan.

          (a) The number of shares of Common Stock that may be issued pursuant to Awards under the Plan shall be 8,514,478. The foregoing shall be subject to adjustment as to the number and kind of shares pursuant to Section 4.2 hereof. In the event that (a) all or any portion of any Option granted under the Plan can no longer under any circumstances be exercised, or (b) any shares of Common Stock subject to an Award Agreement are reacquired by the Company, the shares of Common Stock allocable to the unexercised portion of such Option or the shares so reacquired shall again be available for grant or issuance under the Plan.

          (b) The maximum number of shares of Common Stock that may be issued under the Plan as Incentive Options shall be 8,514,478 shares, subject to adjustment as to the number and kind of shares pursuant to Section 4.2 hereof.

          (c) The maximum number of shares of Common Stock that may be issued as Restricted Stock, Stock Payment awards, or subject to Restricted Stock Units shall be 1,250,000, subject to adjustment as to the number and kind of shares pursuant to Section 4.2 hereof.

     4.2 Changes in Capital Structure. In the event that the outstanding shares of Common Stock are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, stock split, reverse stock split, reclassification, stock dividend, or other change in the capital structure of the Company, then appropriate adjustments shall be made by the Administrator to the aggregate number and kind of shares subject to this Plan, the number and kind of shares and the price per share subject to outstanding Award Agreements and the limit on the number of shares under Section 3.3, all in order to preserve, as nearly as practical, but not to increase, the benefits to Participants.

ARTICLE 5.
OPTIONS

     5.1 Grant of Stock Options. The Administrator shall have the right to grant, pursuant to this Plan, Options subject to such terms, restrictions and conditions as the Administrator may determine at the time of grant. Such conditions may include, but are not limited to, continued employment or the achievement of specified performance goals or objectives established by the Administrator with respect to one or more Performance Criteria.

     5.2 Option Agreements. Each Option granted pursuant to this Plan shall be evidenced by an Option Agreement which shall specify the number of shares subject thereto, vesting provisions relating to such Option, the Exercise Price per share, and whether the Option is an Incentive Option or Nonqualified Option. As soon as is practical following the grant of an Option, an Option Agreement shall be duly executed and delivered by or on behalf of the Company to the Optionee to whom such Option was granted. Each Option Agreement shall be in such form and contain such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem desirable.

     5.3 Exercise Price. The Exercise Price per share of Common Stock covered by each Option shall be determined by the Administrator, subject to the following: (a) the Exercise Price of an Incentive Option shall not be less than 100% of Fair Market Value on the date the Incentive Option is granted, (b) the Exercise Price of a Nonqualified Option shall not be less than 100% of Fair Market Value on the date the Nonqualified Option is granted, and (c) if the person to whom an Incentive Option is granted is a 10% Stockholder on the date of grant, the Exercise Price shall not be less than 110% of Fair Market Value on the date the Incentive Option is granted.

     However, an Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424 of the Code.

     5.4 Payment of Exercise Price. Payment of the Exercise Price shall be made upon exercise of an Option and may be made, in the discretion of the Administrator, subject to any legal restrictions, by: (a) cash; (b) check; (c) the surrender of shares of Common Stock owned by the Optionee (provided that shares acquired pursuant to the exercise of options granted by the Company must have been held by the Optionee for the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes), which surrendered shares shall be valued at Fair Market Value as of the date of such exercise; (d) the cancellation of indebtedness of the Company to the Optionee; (e) the waiver of compensation due or accrued to the Optionee for services rendered; (f) provided that a public market for the Common Stock exists, a “same day sale” commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the shares so purchased to pay for the Exercise Price and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Company; (g) provided that a public market for the Common Stock exists, a “margin” commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to pledge the shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Company; or (h) any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable law.

     5.5 Term and Termination of Options. The term and provisions for termination of each Option shall be as fixed by the Administrator, but no Option may be exercisable more than ten (10) years after the date it is granted.

     5.6 Vesting and Exercise of Options. Each Option shall vest and become exercisable in one or more installments, at such time or times and subject to such conditions, including without limitation the achievement of specified performance goals or objectives established with respect to one or more Performance Criteria, as shall be determined by the Administrator.

     5.7 Annual Limit on Incentive Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock with respect to which Incentive Options granted under this Plan and any other plan of the Company or any Affiliated Company become exercisable for the first time by an Optionee during any calendar year shall not exceed $100,000.

     5.8 Nontransferability of Options. Except as otherwise provided in this Section 5.8, Options shall not be assignable or transferable except by will, the laws of descent and distribution or pursuant to a DRO entered by a court in settlement of marital property rights, and during the life of the Optionee, Options shall be exercisable only by the Optionee. At the discretion of the Administrator and in accordance with rules it establishes from time to time, Optionees may be permitted to transfer some or all of their Nonqualified Options to one or more “family members,” which is not a “prohibited transfer for value,” provided that (i) the Optionee (or such Optionee’s estate or representative) shall remain obligated to satisfy all income or other tax withholding obligations associated with the exercise of such Nonqualified Option; (ii) the Optionee shall notify the Company in writing that such transfer has occurred and disclose to the Company the name and address of the “family member” or “family members” and their relationship to the Optionee, and (iii) such transfer shall be effected pursuant to transfer documents in a form approved by the Administrator. For purposes of the foregoing, the terms “family members” and “prohibited transfer for value” have the meaning ascribed to them in the General Instructions to Form S-8 (or any successor form) promulgated under the Securities Act of 1933, as amended.

     5.9 Repricing Prohibited. Subject to Section 4.2 hereof, without the prior approval of the Company’s stockholders, evidenced by a majority of votes cast, the Administrator shall not cause the cancellation, substitution or amendment of an Option Agreement that would have the effect of reducing the exercise price of such an Option previously granted under the Plan, or otherwise approve any modification to such an Option that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by the Nasdaq Stock Market.

     5.10 Rights as a Stockholder. An Optionee or permitted transferee of an Option shall have no rights or privileges as a stockholder with respect to any shares covered by an Option until such Option has been duly exercised and certificates representing shares purchased upon such exercise have been issued to such person.

     5.11 Unvested Shares. The Administrator shall have the discretion to grant Options which are exercisable for unvested shares of Common Stock. Should the Optionee cease being an employee, officer or director of the Company while owning such unvested shares, the Company shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Administrator and set forth in the document evidencing such repurchase right.

     5.12 Option Grants to Non-Employee Directors.

          (a) Automatic Grants. Each director of the Company who is not an employee or executive officer of the Company (a “Non-Employee Director”) shall automatically be granted (i) a Nonqualified Option to purchase 50,000 shares of the Common Stock upon commencement of service as a director of the Company, and (ii) a Nonqualified Option to purchase 25,000 shares of Common Stock at each annual meeting of the Company’s stockholders (provided such individual has served as a Non-Employee Director for at least six (6) months prior to such meeting); provided, however, that the Chairman of the Board shall automatically be granted a Nonqualified Option to purchase a maximum of 35,000 shares of Common Stock at each annual meeting of the Company’s stockholders, with the exact amount determined by the Administrator. All such Non-Qualified Options shall be subject to the terms and conditions of this Plan, including Section 5.11 above.

          (b) Vesting of Options Granted to Non-Employee Directors. Each initial Nonqualified Option granted to a newly-elected or appointed Non-Employee Director shall vest, in a series of four (4) successive equal annual installments over the Non-Employee Director’s period of continued service as a director, with the first such installment to vest upon the Non-Employee Director’s completion of one (1) year of service as a Non-Employee Director measured from the Nonqualified Option grant date. Each annual Nonqualified Option granted to continuing Non-Employee Directors shall vest, upon the Non-Employee Director’s completion of one (1) year of service as a Non-Employee Director measured from the Nonqualified Option grant date.

ARTICLE 6.
RESTRICTED STOCK

     6.1 Issuance of Restricted Stock. The Administrator shall have the right to issue pursuant to this Plan and at a Purchase Price determined by the Administrator, shares of Common Stock subject to such terms, restrictions and conditions as the Administrator may determine at the time of grant. Such conditions may include, but are not limited to, continued employment or the achievement of specified performance goals or objectives established by the Administrator with respect to one or more Performance Criteria, which require the Administrator to certify in writing whether and the extent to which such performance goals were achieved before such restrictions are considered to have lapsed.

     6.2 Restricted Stock Award Agreements. A Participant shall have no rights with respect to the shares of Restricted Stock covered by a Restricted Stock Award Agreement until the Participant has paid the full Purchase Price, if any, to the Company in the manner set forth in Section 6.3(b) hereof and has executed and delivered to the Company the applicable Restricted Stock Award Agreement. Each Restricted Stock Award Agreement shall be in such form, and shall set forth the Purchase Price, if any, and such other terms, conditions and restrictions of the Restricted Stock Award Agreement, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem desirable. Each such Restricted Stock Award Agreement may be different from each other Restricted Stock Award Agreement.

     6.3 Purchase Price.

          (a) Amount. Restricted Stock may be issued to Participants for such consideration as is determined by the Administrator in its sole discretion, including no consideration or such minimum consideration as may be required by applicable law.

          (b) Payment. Payment of the Purchase Price, if any, may be made, in the discretion of the Administrator, subject to any legal restrictions, by: (a) cash; (b) check; (c) the surrender of shares of Common Stock owned by the Participant (provided that shares acquired pursuant to the exercise of options granted by the Company shall have been held by the Participant for the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes), which surrendered shares shall be valued at Fair Market Value as of the date of such acceptance; (d) the cancellation of indebtedness of the Company to the Participant; (e) the waiver of compensation due or accrued to the Participant for services rendered; or (f) any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable law. If payment for shares of Restricted Stock is made by promissory note, any cash dividends paid with respect to the Restricted Stock may be applied, in the discretion of the Administrator, to repayment of such note.

     6.4 Vesting of Restricted Stock. The Restricted Stock Award Agreement shall specify the date or dates, the performance goals, if any, established by the Administrator with respect to one or more Performance Criteria that must be achieved, and any other conditions on which the Restricted Stock may vest.

     6.5 Rights as a Stockholder. Upon complying with the provisions of Sections 6.2 and 6.3 hereof, a Participant shall have the rights of a stockholder with respect to the Restricted Stock acquired pursuant to a Restricted Stock Award Agreement, including voting and dividend rights, subject to the terms, restrictions and conditions as are set forth in such Restricted Stock Award Agreement. Unless the Administrator shall determine otherwise, certificates evidencing shares of Restricted Stock shall remain in the possession of the Company until such shares have vested in accordance with the terms of the Restricted Stock Award Agreement.

     6.6 Restrictions. Shares of Restricted Stock may not be sold, pledged or otherwise encumbered or disposed of and shall not be assignable or transferable except by will, the laws of descent and distribution or pursuant to a DRO entered by a court in settlement of marital property rights, except as specifically provided in the Restricted Stock Award Agreement or as authorized by the Administrator. In the event of termination of a Participant’s employment, service as a director of the Company or Service Provider status for any reason whatsoever (including death or disability), the Restricted Stock Award Agreement may provide, in the discretion of the Administrator, that the Company may, at the discretion of the Administrator, exercise a Repurchase Right to repurchase at the original Purchase Price the shares of Restricted Stock that have not vested as of the date of termination.

ARTICLE 7.
RESTRICTED STOCK UNITS

     7.1 Grants of Restricted Stock Units and Dividend Equivalents. The Administrator shall have the right to grant, pursuant to this Plan, Restricted Stock Units and Dividend Equivalents, subject to such terms, restrictions and conditions as the Administrator may determine at the time of grant. Such conditions may include, but are not limited to, continued employment or the achievement of specified performance goals or objectives established by the Administrator with respect to one or more Performance Criteria, which require the Administrator to certify in writing whether and the extent to which such performance goals were achieved before such restrictions are considered to have lapsed.

     7.2 Restricted Stock Unit Agreements. A Participant shall have no rights with respect to the Restricted Stock Units or Dividend Equivalents covered by a Restricted Stock Award Agreement until the Participant has executed and delivered to the Company the applicable Restricted Stock Award Agreement. Each Restricted Stock Award Agreement shall be in such form, and shall set forth the Purchase Price, if any, and such other terms, conditions and restrictions of the Restricted Stock Award Agreement, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem desirable. Each such Restricted Stock Award Agreement may be different from each other Restricted Stock Award Agreement.

     7.3 Purchase Price.

          (a) Amount. Restricted Stock Units may be issued to Participants for such consideration as is determined by the Administrator in its sole discretion, including no consideration or such minimum consideration as may be required by applicable law.

          (b) Payment. Payment of the Purchase Price, if any, may be made, in the discretion of the Administrator, subject to any legal restrictions, by: (a) cash; (b) check; (c) the surrender of shares of Common Stock owned by the Participant (provided that shares acquired pursuant to the exercise of options granted by the Company shall have been held by the Participant for the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes), which surrendered shares shall be valued at Fair Market Value as of the date of such acceptance; (d) the cancellation of indebtedness of the Company to the Participant; (e) the waiver of compensation due or accrued to the Participant for services rendered; or (f) any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable law.

     7.4 Vesting of Restricted Stock Units and Dividend Equivalents. The Restricted Stock Award Agreement shall specify the date or dates, the performance goals, if any, established by the Administrator with respect to one or more Performance Criteria that must be achieved, and any other conditions on which the Restricted Stock Units and Dividend Equivalents may vest.

     7.5 Rights as a Stockholder. Holders of Restricted Stock Units shall not be entitled to vote or to receive dividends unless or until they become owners of the shares of Common Stock pursuant to their Restricted Stock Award Agreement and the terms and conditions of the Plan.

     7.6 Restrictions. Restricted Stock Units and Dividend Equivalents may not be sold, pledged or otherwise encumbered or disposed of and shall not be assignable or transferable except by will, the laws of descent and distribution or pursuant to a DRO entered by a court in settlement of marital property rights, except as specifically provided in the Restricted Stock Award Agreement or as authorized by the Administrator. In the event of termination of a Participant’s employment, service as a director of the Company or Service Provider status for any reason whatsoever (including death or disability), the Restricted Stock Award Agreement may provide that all Restricted Stock Units and Dividend Equivalents that have not vested as of such date shall be automatically forfeited by the Participant. However, if, with respect to such unvested Restricted Stock Units the Participant paid a Purchase Price, the Administrator shall have the right, exercisable at the discretion of the Administrator, to exercise a Repurchase Right to cancel such unvested Restricted Stock Units upon payment to the Participant of the original Purchase Price. The Participant shall forfeit such unvested Restricted Stock Units upon the Administrator’s exercise of such right.

ARTICLE 8.
STOCK APPRECIATION RIGHTS

     8.1 Grant of Stock Appreciation Rights. A Stock Appreciation Right may be granted to any Participant selected by the Administrator. Stock Appreciation Rights may be granted on a basis that allows for the exercise of the right by the Participant or that provides for the automatic payment of the right upon a specified date or event. Stock Appreciation Rights shall be exercisable or payable at such time or times and upon conditions as may be approved by the Administrator, provided that the Administrator may accelerate the exercisability or payment of a Stock Appreciation Right at any time.

     8.2 Vesting of Stock Appreciation Rights. Each Stock Appreciation Right shall vest and become exercisable in one or more installments at such time or times and subject to such conditions, including without limitation the achievement of specified performance goals or objectives established with respect to one or more Performance Criteria, as shall be determined by the Administrator. A Stock Appreciation Right will be exercisable or payable at such time or times as determined by the Administrator, provided that the maximum term of a Stock Appreciation Right shall be ten (10) years from the date of grant. The base price of a Stock Appreciation Right shall be determined by the Administrator in its sole discretion; provided, however, that the base price per share of any Stock Appreciation Right shall not be less than one hundred percent (100%) of the Fair Market Value of the shares of Common Stock on the date of grant.

     8.3 Payment of Stock Appreciation Rights. A Stock Appreciation Right will entitle the holder, upon exercise or other payment of the Stock Appreciation Right, as applicable, to receive an amount determined by multiplying: (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise or payment of the Stock Appreciation Right over the base price of such Stock Appreciation Right, by (ii) the number of shares as to which such Stock Appreciation Right is exercised or paid. Payment of the amount determined under the foregoing shall be made either in cash or in shares of Common Stock, as determined by the Administrator in its discretion. If payment is made in shares of Common Stock, such shares shall be valued at their Fair Market Value on the date of exercise or payment, subject to applicable tax withholding requirements and to such conditions, as are set forth in this Plan and the applicable Stock Appreciation Rights Award Agreement.

     8.4 Nontransferability of Stock Appreciation Rights. Except as otherwise provided in this Section 8.4, Stock Appreciation Rights shall not be assignable or transferable except by will, the laws of descent and distribution or pursuant to a DRO entered by a court in settlement of marital property rights, and during the life of the Stock Appreciation Rights Holder, Stock Appreciation Rights shall be exercisable only by the Stock Appreciation Rights Holder. At the discretion of the Administrator and in accordance with rules it establishes from time to time, Stock Appreciation Rights Holders may be permitted to transfer some or all of their Stock Appreciation Rights to one or more “family members,” which is not a “prohibited transfer for value,” provided that (i) the Stock Appreciation Rights Holder (or such holder’s estate or representative) shall remain obligated to satisfy all income or other tax withholding obligations associated with the exercise of such Stock Appreciation Right; (ii) the Stock Appreciation Rights Holder shall notify the Company in writing that such transfer has occurred and disclose to the Company the name and address of the “family member” or “family members” and their relationship to the holder, and (iii) such transfer shall be effected pursuant to transfer documents in a form approved by the Administrator. For purposes of the foregoing, the terms “family members” and “prohibited transfer for value” have the meaning ascribed to them in the General Instructions to Form S-8 (or any successor form) promulgated under the Securities Act of 1933, as amended.

ARTICLE 9.
STOCK PAYMENT AWARDS

     9.1 Grant of Stock Payment Awards. A Stock Payment award may be granted to any Participant selected by the Administrator. A Stock Payment award may be granted for past services, in lieu of bonus or other cash compensation, as directors’ compensation or for any other valid purpose as determined by the Administrator. A Stock Payment award granted to a Participant represents shares of Common Stock that are issued without restrictions on transfer and other incidents of ownership and free of forfeiture conditions, except as otherwise provided in the Plan and the Award Agreement. The Administrator may, in connection with any Stock Payment award, provide that no payment is required, or require the payment by the Participant of a specified purchase price.

     9.2 Rights as Stockholder. Subject to the foregoing provisions of this Article 9 and the applicable Award Agreement, upon the issuance of the Common Stock under a Stock Payment award the Participant shall have all rights of a stockholder with respect to the shares of Common Stock, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

ARTICLE 10.
ADMINISTRATION OF THE PLAN

     10.1 Administrator. Authority to control and manage the operation and administration of the Plan shall be vested in the Board, which may delegate such responsibilities in whole or in part to a Committee. Members of the Committee may be appointed from time to time by, and shall serve at the pleasure of, the Board. The Board may limit the composition of the Committee to those persons necessary to comply with the requirements of Section 162(m) of the Code and Section 16 of the Exchange Act.

     10.2 Powers of the Administrator. In addition to any other powers or authority conferred upon the Administrator elsewhere in the Plan or by law, the Administrator shall have full power and authority: (a) to determine the persons to whom, and the time or times at which, Awards shall be granted, the number of shares to be represented by each Award, and the consideration to be received by the Company upon the exercise and/or vesting of such Awards; (b) to interpret the Plan; (c) to create, amend or rescind rules and regulations relating to the Plan; (d) to determine the terms, conditions and restrictions contained in, and the form of, Award Agreements; (e) to determine the identity or capacity of any persons who may be entitled to exercise a Participant’s rights under any Award Agreement under the Plan; (f) to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement; (g) to accelerate the vesting of any Award or release or waive any repurchase rights of the Company with respect to Restricted Stock Awards; (h) to extend the expiration date of any Option; (i) to amend outstanding Award Agreements to provide for, among other things, any change or modification which the Administrator could have included in the original Agreement or in furtherance of the powers provided for herein; and (j) to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. Any action, decision, interpretation or determination made in good faith by the Administrator in the exercise of its authority conferred upon it under the Plan shall be final and binding on the Company and all Participants. To the extent permitted by applicable law, the Administrator may from time to time delegate to one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards to Participants other than (a) senior executives of the Company who are subject to Section 16 of the Exchange Act, (b) Covered Employees, or (c) officers of the Company (or members of the Board) to whom authority to grant or amend Awards has been delegated hereunder. Any delegation hereunder shall be subject to the restrictions and limits that the Administrator specifies at the time of such delegation, and the Administrator may at any time rescind the authority so delegated or appoint a new delegatee.

     10.3 Limitation on Liability. No employee of the Company or member of the Board or Administrator shall be subject to any liability with respect to duties under the Plan unless the person acts fraudulently or in bad faith. To the extent permitted by law, the Company shall indemnify each member of the Board or Administrator, and any employee of the Company with duties under the Plan, who was or is a party, or is threatened to be made a party, to any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, by reason of such person’s conduct in the performance of duties under the Plan.

ARTICLE 11.
CHANGE IN CONTROL

     11.1 Impact of Change in Control on Awards Under Plan. In order to preserve a Participant’s rights in the event of a Change in Control of the Company:

          (a) The Administrator shall have the discretion to provide in each Award Agreement the terms and conditions that relate to (i) vesting of such Award in the event of a Change in Control, and (ii) assumption of such Awards or issuance of comparable securities under an incentive program in the event of a Change in Control. The aforementioned terms and conditions may vary in each Award Agreement.

          (b) If the terms of an outstanding Option provide for accelerated vesting in the event of a Change in Control, or to the extent that a Option is vested and not yet exercised, the Administrator in its discretion may provide, in connection with the Change in Control transaction, for the purchase or exchange of each Option for an amount of cash or other property having a value equal to the difference (or “spread”) between: (x) the value of the cash or other property that the Participant would have received pursuant to the Change in Control transaction in exchange for the shares issuable upon exercise of the Option had the Option been exercised immediately prior to the Change in Control, and (y) the Exercise Price of the Option.

          (c) If the terms of an outstanding Stock Appreciation Right provide for accelerated vesting in the event of a Change in Control, or to the extent that a Stock Appreciation Right is vested and not yet exercised, the Administrator in its discretion may provide, in connection with the Change in Control transaction, for the purchase or exchange of each Stock Appreciation Right for an amount of cash or other property having a value equal to the value of the cash or other property that the Participant would have received pursuant to the Change in Control transaction in exchange for the shares issuable upon exercise of the Stock Appreciation Right had the Stock Appreciation Right been exercised immediately prior to the Change in Control.

          (d) Outstanding Options and Stock Appreciation Rights shall terminate and cease to be exercisable upon consummation of a Change in Control except to the extent that the Options or Stock Appreciation Rights are assumed by the successor entity (or parent thereof) pursuant to the terms of the Change in Control transaction.

          (e) The Administrator shall cause written notice of a proposed Change in Control transaction to be given to Participants not less than fifteen (15) days prior to the anticipated effective date of the proposed transaction.

ARTICLE 12.
AMENDMENT AND TERMINATION OF THE PLAN

     12.1 Amendments. The Board may from time to time alter, amend, suspend or terminate the Plan in such respects as the Board may deem advisable. No such alteration, amendment, suspension or termination shall be made which shall substantially affect or impair the rights of any Participant under an outstanding Award Agreement without such Participant’s consent. The Board may alter or amend the Plan to comply with requirements under the Code relating to Incentive Options or other types of options which give Optionees more favorable tax treatment than that applicable to Options granted under this Plan as of the date of its adoption. Upon any such alteration or amendment, any outstanding Option granted hereunder may, if the Administrator so determines and if permitted by applicable law, be subject to the more favorable tax treatment afforded to an Optionee pursuant to such terms and conditions.

     12.2 Plan Termination. Unless the Plan shall theretofore have been terminated, the Plan shall terminate on the tenth (10th) anniversary of the Effective Date and no Awards may be granted under the Plan thereafter, but Awards and Award Agreements then outstanding shall continue in effect in accordance with their respective terms.

ARTICLE 13.
TAX WITHHOLDING

     13.1 Tax Withholding. The Participant shall be responsible for payment of any taxes or similar charges required by law to be withheld from an Award or an amount paid in satisfaction of an Award, which shall be paid by the Participant on or prior to the payment or other event that results in taxable income in respect of an Award. The Award Agreement may specify the manner in which the withholding obligation shall be satisfied with respect to the particular type of Award.

ARTICLE 14.
MISCELLANEOUS

     14.1 Benefits Not Alienable. Other than as provided above, benefits under the Plan may not be assigned or alienated, whether voluntarily or involuntarily. Any unauthorized attempt at assignment, transfer, pledge or other disposition shall be without effect.

     14.2 Awards subject to Code Section 409A. Any Award that constitutes, or provides for, a deferral of compensation subject to Section 409A of the Code (a “Section 409A Award”) shall satisfy the requirements of Section 409A of the Code, to the extent applicable as determined by the Administrator. The Award Agreement with respect to a Section 409A Award shall incorporate the terms and conditions required by Section 409A of the Code. If any deferral of compensation is to be permitted in connection with a 409A Award, the Administrator shall establish rules and procedures relating to such deferral in a manner intended to comply with the requirements of Section 409A of the Code, including, without limitation, the time when an election to defer may be made, the time period of the deferral and the events that would result in payment of the deferred amount, the interest or other earnings attributable to the deferral and the method of funding, if any, attributable to the deferred amount.

     14.3 No Enlargement of Employee Rights. This Plan is strictly a voluntary undertaking on the part of the Company and shall not be deemed to constitute a contract between the Company and any Participant to be consideration for, or an inducement to, or a condition of, the employment of any Participant. Nothing contained in the Plan shall be deemed to give the right to any Participant to be retained as an employee of the Company or any Affiliated Company or to interfere with the right of the Company or any Affiliated Company to discharge any Participant at any time.

     14.4 Application of Funds. The proceeds received by the Company from the sale of Common Stock pursuant to Option Agreements and Restricted Stock Award Agreements, except as otherwise provided herein, will be used for general corporate purposes.

     14.5 Unfunded Plan. The adoption of the Plan and any reservation of shares of Common Stock or cash amounts by the Company to discharge its obligations hereunder shall not be deemed to create a trust or other funded arrangement. Except upon the issuance of Common Stock pursuant to an Award, any rights of a Participant under the Plan shall be those of a general unsecured creditor of the Company, and neither a Participant nor the Participant’s permitted transferees or estate shall have any other interest in any assets of the Company by virtue of the Plan.

     14.6 Annual Reports. During the term of this Plan, the Company will furnish to each Participant who does not otherwise receive such materials, copies of all reports, proxy statements and other communications that the Company distributes generally to its stockholders.

ENDOLOGIX 11 Studebaker Irvine, California 92618
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	☒
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

		For	Withhold	For All
		All	All	Except
The Board of Directors recommends you vote FOR the following:

1.	Election of Directors	☐	☐	☐
Nominees

01 John McDermott	02	Guido J. Neels

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends you vote FOR proposals 2. and 3.		For	Against	Abstain

2.	Approval, on a non-binding, advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement.	☐	☐	☐

3.	Approval of amendments to our 2006 Stock Incentive Plan which (i) increase the number of shares of common stock reserved for issuance under the plan by an additional 1,000,000 shares, (ii) change the number of shares under the plan that may be granted as incentive stock options to 8,514,478, and (iii) change the number of shares under the plan that may be granted as restricted stock to 1,250,000.	☐	☐	☐

NOTE:	Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com.

ENDOLOGIX, INC.
Annual Meeting of Stockholders
May 24, 2012 8:00 AM
This proxy is solicited by the Board of Directors

The undersigned hereby nominates, constitutes and appoints John McDermott and Robert J. Krist, and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of ENDOLOGIX, INC. which the undersigned is entitled to represent and vote at the 2012 Annual Meeting of Stockholders to be held at the company's offices at 11 Studebaker, Irvine, California 92618 on May 24th, 2012, at 8:00 a.m., Pacific Time, and at any and all adjournments or postponements thereof as fully as if the undersigned were present and voting at the meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. WHERE NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED "FOR" THE ELECTION OF THE DIRECTORS NAMED ON THE REVERSE SIDE OF THIS PROXY, "FOR" APPROVAL ON A NON BINDING ADVISORY BASIS OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AND "FOR" APPROVAL OF AMENDMENTS TO OUR 2006 STOCK INCENTIVE PLAN.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.

Continued and to be signed on reverse side